Exhibit 99.1

News Release | October 14, 2020

Wells Fargo Reports Third Quarter 2020 Net Income of $2.0 Billion, or $0.42 Per Diluted Share

•Financial results1:
◦Third quarter 2020 pre-tax results were impacted by the following:
▪$961 million of customer remediation accruals
▪$718 million of restructuring charges, predominantly severance expense
▪$452 million of noninterest income related to nonmarketable equity securities
◦Revenue of $18.9 billion, down from $22.0 billion
▪Net interest income of $9.4 billion, down $2.3 billion
▪Noninterest income of $9.5 billion, down $891 million
◦Noninterest expense of $15.2 billion, up $30 million
◦Average loans of $931.7 billion, down $18.1 billion, or 2%
◦Average deposits of $1.4 trillion, up $107.7 billion, or 8%

•Credit quality1:
◦Provision expense of $769 million, up $74 million
▪Total net charge-offs of $731 million, up $86 million
•Net loan charge-offs of 0.29% of average loans (annualized), up from 0.27%
▪Allowance for credit losses for loans of $20.5 billion, flat compared with second quarter 2020
◦Nonaccrual loans of $8.0 billion, up $2.5 billion, or 45%

•Liquidity and capital positions:
◦Liquidity coverage ratio2 (LCR) of 134%, which continued to exceed the regulatory minimum of 100%
◦Common Equity Tier 1 (CET1) ratio of 11.4%3, up from 11.0% in second quarter 2020; the CET1 ratio continued to exceed both the regulatory minimum of 9% and our current internal target of 10%

Financial results reported in this document are preliminary. Final financial results and other disclosures will be reported in our Quarterly Report on
Form 10-Q for the quarter ended September 30, 2020, and may differ materially from the results and disclosures in this document due to, among other things, the completion of final review procedures, the occurrence of subsequent events, or the discovery of additional information.
1 Comparisons in the bullet points are for third quarter 2020 versus third quarter 2019, unless otherwise specified.
2 Liquidity coverage ratio (LCR) is calculated as high-quality liquid assets divided by projected net cash outflows, as each is defined under the LCR rule. LCR is a preliminary estimate.
3 See table on page 36 for more information on Common Equity Tier 1. Common Equity Tier 1 is a preliminary estimate.

Selected Financial Information

	Quarter ended
	Sep 30, 2020	Jun 30, 2020	Sep 30, 2019
Earnings
Diluted earnings (loss) per common share	$0.42	(0.66)	0.92
Wells Fargo net income (loss) (in billions)	2.04	(2.38)	4.61
Return on assets (ROA)	0.42%	(0.49)	0.95
Return on equity (ROE)	4.22	(6.63)	9.00
Return on average tangible common equity (ROTCE) (a)	5.10	(8.00)	10.70
Asset Quality
Net loan charge-offs (annualized) as a % of average total loans	0.29	0.46	0.27
Allowance for credit losses for loans as a % of total loans	2.22	2.19	1.11
Allowance for credit losses for loans as a % of annualized net loan charge-offs	753	457	415
Other
Revenue (in billions)	$18.9	17.8	22.0
Efficiency ratio (b)	80.7%	81.6	69.1
Average loans (in billions)	$931.7	971.3	949.8
Average deposits (in billions)	1,399.0	1,386.7	1,291.4
Net interest margin	2.13%	2.25	2.66
(a)Tangible common equity and return on average tangible common equity are non-GAAP financial measures. For additional information, including a corresponding reconciliation to GAAP financial measures, see the “Tangible Common Equity” tables on page 35.
(b)The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).

SAN FRANCISCO – October 14, 2020 – Wells Fargo & Company (NYSE:WFC) reported net income of $2.0 billion, or $0.42 per diluted common share, for third quarter 2020, compared with net income of $4.6 billion, or $0.92 per share, for third quarter 2019, and a net loss of $2.4 billion, or $0.66 per share, for second quarter 2020.
Chief Executive Officer Charlie Scharf said, “Our third quarter results reflect the impact of aggressive monetary and fiscal stimulus on the US economy. Strong mortgage banking fees, higher equity markets, and declining sequential charge-offs positively impacted our results, while historically low interest rates reduced our net interest income and our expenses continued to remain elevated. We continue to provide support for our customers having helped more than 3.2 million consumers and small businesses by deferring payments and waiving fees.”
“Our top priority continues to be the implementation of our risk, control, and regulatory work, but we are also taking targeted actions to improve the experience for our customers, clients, communities and employees. We expect that these actions will also improve our operational and financial performance,” Scharf added.
“As we look forward, the trajectory of the economic recovery remains unclear as the negative impact of COVID continues and further fiscal stimulus is uncertain, but we remain strong with our capital and liquidity levels well above regulatory minimums,” Scharf concluded.
Chief Financial Officer John Shrewsberry said, “Wells Fargo reported $2.0 billion of net income in the third quarter and diluted earnings per share of $0.42. While our net interest income declined in the third quarter, primarily due to the lower interest rate environment, we saw increases in several other income categories, including robust mortgage banking results. Our third quarter results also included a $718 million restructuring charge, predominantly related to severance expense, and $1.2 billion of operating losses, largely due to customer remediation accruals.”

Net Interest Income
Net interest income in the third quarter was $9.4 billion, down $512 million from second quarter 2020; the net interest margin was 2.13%, down 12 basis points from the prior quarter. The decline in net interest income was due to balance sheet repricing driven by the impact of the lower interest rate environment and balance sheet mix shifts into lower yielding assets including the impact of lower commercial loan balances, as well as higher mortgage-backed securities (MBS) premium amortization. These impacts were partially offset by higher variable sources of income and the benefit of one additional day in the quarter.

Noninterest Income
Noninterest income in the third quarter was $9.5 billion, up $1.5 billion from second quarter 2020. Third quarter noninterest income included higher mortgage banking income, trust and investment fees, deposit-related fees, and card fees, partially offset by lower gains from trading activities. Additionally, third quarter 2020 included $452 million related to a change in the accounting measurement model for certain nonmarketable equity securities from our affiliated venture capital partnerships (recognized in net gains from equity securities and other noninterest income).
•Deposit-related fees were $1.3 billion, up from $1.1 billion in second quarter 2020, primarily due to higher debit card transaction volumes.
•Trust and investment fees were $3.5 billion, up from $3.4 billion in second quarter 2020, driven by higher asset-based fees on retail brokerage advisory assets reflecting higher market valuations at June 30, 2020, partially offset by lower investment banking revenue.
•Card fees were $912 million, up from $797 million in second quarter 2020, predominantly due to increased consumer spending.
•Mortgage banking income was $1.6 billion, up from $317 million in second quarter 2020. Net mortgage servicing income was $341 million, up from a loss of $689 million in the second quarter, which included a negative valuation adjustment as a result of higher prepayment assumptions and higher expected servicing costs due to higher projected defaults. Net gains on mortgage loan production activities increased in the third quarter driven by higher residential held-for-sale mortgage loan originations and a higher production margin4. Held-for-sale mortgage loan originations increased to $48 billion in third quarter 2020 from $43 billion in the second quarter, and the production margin4 increased to 2.16% from 2.04%.
•Net gains from trading activities were $361 million, down from a record $807 million in second quarter 2020, primarily due to lower fixed income trading results.

Noninterest Expense
Noninterest expense in the third quarter was $15.2 billion, up $678 million from the prior quarter predominantly due to $718 million of restructuring charges predominantly driven by severance expense. Additionally, operating losses of $1.2 billion in third quarter 2020 were flat compared with second quarter 2020, and included $961 million of customer remediation accruals for a variety of matters.

4 Production margin represents net gains on residential mortgage loan origination/sales activities divided by total residential held-for-sale mortgage originations. See the “Selected Five Quarter Residential Mortgage Production Data” table on page 41 for more information.

Income Taxes
The Company’s effective income tax rate was 24.1% for third quarter 2020 and included net discrete income tax benefits primarily related to the resolution and reevaluation of prior period matters with U.S. federal and state tax authorities. The effective income tax rate in second quarter 2020 was 62.2%, which reflected the impact of annual income tax benefits, primarily tax credits, and included net discrete income tax benefits predominantly related to the resolution of prior period U.S. federal income tax matters.
Loans
Average loans were $931.7 billion in the third quarter, down $39.6 billion from the second quarter. Period-end loan balances were $920.1 billion at September 30, 2020, down $15.1 billion from June 30, 2020. Commercial loans were down $30.9 billion compared with June 30, 2020, predominantly due to a $29.2 billion decline in commercial and industrial loans as a result of lower loan demand and higher paydowns reflecting continued liquidity and strength in the capital markets. Consumer loans increased $15.8 billion from the prior quarter driven by a $17.0 billion increase in real estate 1-4 family first mortgage loans, as $14 billion of originations, $21.9 billion of loans repurchased from Ginnie Mae securitization pools (early pool buyouts), and a reclassification of $9.0 billion from held for sale to held for investment were partially offset by paydowns.
Period-End Loan Balances

(in millions)	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019
Commercial	$482,289	513,187	567,735	515,719	512,332
Consumer	437,793	421,968	442,108	446,546	442,583
Total loans	$920,082	935,155	1,009,843	962,265	954,915
Change from prior quarter	$(15,073)	(74,688)	47,578	7,350	5,037

Debt and Equity Securities
Debt securities include available-for-sale and held-to-maturity debt securities, as well as debt securities held for trading. Period-end debt securities were $476.4 billion at September 30, 2020, up $3.8 billion from the second quarter driven by a $5.3 billion increase in debt securities available-for-sale and held-to-maturity, as purchases of approximately $40.1 billion, largely federal agency MBS, were partially offset by runoff and sales.
Net unrealized gains on available-for-sale debt securities were $4.3 billion at September 30, 2020, compared with $4.4 billion at June 30, 2020, as the impact of lower long-term interest rates was predominantly offset by tighter credit spreads.
Equity securities include marketable and nonmarketable equity securities, as well as equity securities held for trading. Period-end equity securities were $51.2 billion at September 30, 2020, down $1.3 billion from the second quarter.

Deposits
Period-end deposits were $1.4 trillion at September 30, 2020, down $27.5 billion from June 30, 2020. Total average deposits for third quarter 2020 were $1.4 trillion, up $12.4 billion from the prior quarter driven by growth in consumer deposits, partially offset by a decline in commercial deposits reflecting actions taken to manage under the asset cap. The average deposit cost for third quarter 2020 was 9 basis points, down 8 basis points from the prior quarter and down 62 basis points from a year ago.
Capital
The Company's CET1 ratio was 11.4%3 and continued to exceed both the regulatory minimum of 9% and our current internal target of 10%. As of September 30, 2020, our eligible external total loss absorbing capacity (TLAC) as a percentage of total risk-weighted assets was 25.8%5, compared with the required minimum of 22.0%.
Credit Quality
Credit results improved in third quarter 2020 as consumer delinquencies remained low, commercial loan criticized/ classified levels stabilized, and net charge-offs decreased. However, customer payment deferral activities instituted in response to the COVID-19 pandemic could delay the recognition of net charge-offs, delinquencies, and nonaccrual status for those customers who would have otherwise moved into past due or nonaccrual status.

Net Loan Charge-offs
The quarterly loss rate as a percentage of average loans in the third quarter was 0.29% (annualized), down from 0.46% in the prior quarter and up from 0.27% a year ago. Commercial and consumer losses were 0.29% and 0.30%, respectively. Total credit losses were $683 million in third quarter 2020, down $430 million from second quarter 2020. Commercial losses decreased $246 million driven by improved lending market conditions including strong capital markets. Consumer losses decreased $184 million driven by the impacts of government stimulus programs and customer accommodations including payment deferrals.
Net Loan Charge-Offs

	Quarter ended
	September 30, 2020		June 30, 2020		September 30, 2019
($ in millions)	Net loan charge- offs	As a % of average loans (a)	Net loan charge- offs	As a % of average loans (a)	Net loan charge- offs	As a % of average loans (a)
Commercial:
Commercial and industrial	$274	0.33%	$521	0.55%	$147	0.17%
Real estate mortgage	56	0.18	67	0.22	(8)	(0.02)
Real estate construction	(2)	(0.03)	(1)	(0.02)	(8)	(0.14)
Lease financing	28	0.66	15	0.33	8	0.17
Total commercial	356	0.29	602	0.44	139	0.11
Consumer:
Real estate 1-4 family first mortgage	(1)	—	2	—	(5)	(0.01)
Real estate 1-4 family junior lien mortgage	(14)	(0.22)	(12)	(0.17)	(22)	(0.28)
Credit card	245	2.71	327	3.60	319	3.22
Automobile	31	0.25	106	0.88	76	0.65
Other revolving credit and installment	66	0.80	88	1.09	138	1.60
Total consumer	327	0.30	511	0.48	506	0.46
Total	$683	0.29%	$1,113	0.46%	$645	0.27%
(a)Quarterly net charge-offs (recoveries) as a percentage of average loans are annualized.

5 The TLAC ratio is a preliminary estimate.

Nonperforming Assets
Nonperforming assets increased $378 million, or 5%, from second quarter 2020 to $8.2 billion. Nonaccrual loans increased $417 million from second quarter 2020 to $8.0 billion due to a $304 million increase in consumer nonaccrual loans driven by the residential real estate and automobile portfolios and a $113 million increase in commercial nonaccrual loans predominantly driven by the commercial real estate mortgage and lease financing portfolios.

Nonperforming Assets (Nonaccrual Loans and Foreclosed Assets)

	September 30, 2020		June 30, 2020			September 30, 2019
($ in millions)	Total balances	As a % of total loans	Total balances		As a % of total loans	Total balances	As a % of total loans
Commercial:
Commercial and industrial	$2,834	0.88%	$2,896		0.83%	$1,539	0.44%
Real estate mortgage	1,343	1.10	1,217		0.98	669	0.55
Real estate construction	34	0.15	34		0.16	32	0.16
Lease financing	187	1.10	138		0.79	72	0.37
Total commercial	4,398	0.91	4,285	4285000000	0.83	2,312	0.45
Consumer:
Real estate 1-4 family first mortgage	2,641	0.90	2,393		0.86	2,261	0.78
Real estate 1-4 family junior lien mortgage	767	3.05	753		2.81	819	2.66
Automobile	176	0.36	129		0.26	110	0.24
Other revolving credit and installment	40	0.12	45		0.14	43	0.12
Total consumer	3,624	0.83	3,320		0.79	3,233	0.73
Total nonaccrual loans	8,022		7,605			5,545
Foreclosed assets:
Government insured/guaranteed	22		31			59
Non-government insured/guaranteed	134		164			378
Total foreclosed assets	156		195			437
Total nonperforming assets	$8,178	0.89%	$7,800		0.83%	$5,982	0.63%
Change from prior quarter:
Total nonaccrual loans	$417		1,449			(377)
Total nonperforming assets	378		1,392			(317)

Allowance for Credit Losses for Loans
At September 30, 2020, the allowance for credit losses (ACL) for loans, including the allowance for unfunded commitments, totaled $20.5 billion, relatively flat compared with June 30, 2020. While net charge-offs declined in third quarter 2020 and certain economic indicators showed improvement, the ACL reflected continued uncertainty due to the COVID-19 pandemic. The allowance coverage for total loans was 2.22%, compared with 2.19% in second quarter 2020. The allowance covered 7.5 times annualized third quarter net charge-offs, compared with 4.6 times in the prior quarter. The allowance coverage for nonaccrual loans was 255% at September 30, 2020, compared with 269% at June 30, 2020.

Business Segment Performance
Our operating segments are defined by product type and customer segment, and their results are based on our management reporting process. On February 11, 2020, we announced a new organizational structure. We continue to refine the composition of our operating segments and allocation methodologies. Additionally, we are still in the process of transitioning key leadership positions. We now expect to update our operating segment disclosures, including comparative financial results, in fourth quarter 2020. These changes will not impact previously reported consolidated financial results of the Company.

Segment net income (loss) for each of the three current operating segments was:

	Quarter ended
(in millions)	Sep 30, 2020	Jun 30, 2020	Sep 30, 2019
Community Banking	$336	(331)	999
Wholesale Banking	1,488	(2,143)	2,644
Wealth and Investment Management	463	180	1,280

Community Banking offers a complete line of diversified financial products and services for consumers and small businesses with annual sales generally up to $5 million in which the owner generally is the financial decision maker. These financial products and services include checking and savings accounts, credit and debit cards, automobile, student, mortgage, home equity and small business lending, as well as referrals to Wholesale Banking and Wealth and Investment Management business partners. The Community Banking segment also includes the results of our Corporate Treasury activities net of allocations (including funds transfer pricing, capital, liquidity and certain corporate expenses) in support of other segments and results of investments in our affiliated venture capital and private equity partnerships.

Selected Financial Information

	Quarter ended
(in millions)	Sep 30, 2020	Jun 30, 2020	Sep 30, 2019
Total revenue	$10,722	8,766	11,239
Provision for credit losses	556	3,378	608
Noninterest expense	8,947	8,346	8,766
Segment net income (loss)	336	(331)	999
(in billions)
Average loans	457.6	449.3	459.0
Average assets	1,119.8	1,059.8	1,033.9
Average deposits	881.7	848.5	789.7

Third Quarter 2020 vs. Second Quarter 2020
•Net income of $336 million, up from a net loss of $331 million
•Revenue of $10.7 billion, up $2.0 billion, or 22%, driven by higher mortgage banking revenue, net gains from debt and equity securities, deposit-related fees, trust and investment fees, and card fees, partially offset by lower net interest income and lower deferred compensation plan investment results (largely offset by lower employee benefits expense)
•Noninterest expense of $8.9 billion increased $601 million, or 7%, driven by restructuring charges and higher operating losses reflecting increased customer remediation accruals for a variety of matters, partially offset by lower employee benefits expense including lower deferred compensation plan expense (largely offset in revenue by lower deferred compensation plan investment results)
•Provision for credit losses decreased $2.8 billion to $556 million; second quarter 2020 included a $2.8 billion increase in the allowance for credit losses

Third Quarter 2020 vs. Third Quarter 2019
•Net income down $663 million, or 66%
•Revenue decreased $517 million, or 5%, driven by lower net interest income, deposit-related fees, and gains from the sale of purchased credit-impaired mortgage loans, partially offset by higher mortgage banking revenue

•Noninterest expense increased $181 million, or 2%, predominantly due to restructuring charges, as well as higher personnel expense, FDIC and other deposit assessments expense, and charitable donations, partially offset by lower operating losses and advertising and promotion expense
•Provision for credit losses decreased $52 million, driven by lower net charge-offs, partially offset by an increase in the allowance for credit losses primarily for the credit card portfolio

Business Metrics and Highlights
•Primary consumer checking customers6,7 of 24.4 million, up 0.3% from a year ago
•Debit card point-of-sale purchase volume8 of $102.9 billion in the third quarter, up 11.1% from a year ago
•General purpose credit card point-of-sale purchase volume of $19.2 billion in the third quarter, down 6% from third quarter 2019
•32.0 million digital (online and mobile) active customers, including 25.9 million mobile active customers9
•5,229 retail bank branches as of the end of third quarter 2020, reflecting 77 branch consolidations in the quarter
•Home Lending
◦Originations of $62 billion in third quarter 2020, up from $59 billion in second quarter 2020, driven primarily by lower mortgage loan interest rates and increased purchase activity
▪Originations of loans held-for-sale and loans held-for-investment were $48 billion and $14 billion, respectively
◦Production margin on residential held-for-sale mortgage loan originations4 of 2.16% in third quarter 2020, up from 2.04% in second quarter 2020
◦Applications of $88 billion in third quarter 2020, up from $84 billion in second quarter 2020, driven by lower mortgage loan interest rates and increased purchase activity
◦Unclosed application pipeline of $44 billion at quarter end, down from $50 billion at June 30, 2020, as we actively managed our pipeline
•Automobile originations of $5.4 billion in the third quarter, down 5% from second quarter 2020, reflecting the continued economic impact of the COVID-19 pandemic

6 Customers who actively use their checking account with transactions such as debit card purchases, online bill payments, and direct deposit. Management uses this metric to help monitor trends in checking customer engagement with the Company.
7 Data as of August 2020, comparisons with August 2019.
8 Combined consumer and business debit card purchase volume dollars.
9 Digital and mobile active customers is the number of consumer and small business customers who have logged on via a digital or mobile device in the prior 90 days.

Wholesale Banking provides financial solutions to businesses with annual sales generally in excess of $5 million and to financial institutions globally. Products and businesses include Commercial Banking, Commercial Real Estate, Corporate and Investment Banking, Credit Investment Portfolio, Treasury Management, and Commercial Capital.

Selected Financial Information

	Quarter ended
(in millions)	Sep 30, 2020	Jun 30, 2020	Sep 30, 2019
Total revenue	$5,594	6,563	6,942
Provision for credit losses	219	6,028	92
Noninterest expense	4,013	3,963	3,889
Segment net income (loss)	1,488	(2,143)	2,644
(in billions)
Average loans	455.1	504.3	474.3
Average assets	801.4	863.2	869.2
Average deposits	418.8	441.2	422.0

Third Quarter 2020 vs. Second Quarter 2020
•Net income of $1.5 billion, up from a net loss of $2.1 billion
•Revenue of $5.6 billion, down $969 million, or 15%, driven by lower net gains from trading activities, investment banking fees, and net interest income
•Noninterest expense of $4.0 billion increased $50 million, or 1%, predominantly due to higher personnel expense, partially offset by lower operating losses
•Provision for credit losses decreased $5.8 billion to $219 million; second quarter 2020 included a $5.5 billion increase in the allowance for credit losses

Third Quarter 2020 vs. Third Quarter 2019
•Net income down $1.2 billion, or 44%
•Revenue decreased $1.3 billion, or 19%, driven by lower net interest income, as well as declines in a variety of other income categories including lease income and commercial real estate brokerage fees (due to the sale of Eastdil, our commercial real estate brokerage business, in fourth quarter 2019). These decreases were partially offset by higher net gains from trading activities and deposit-related fees
•Noninterest expense increased $124 million, or 3%, reflecting higher risk, technology, and charitable contributions expense, partially offset by lower personnel expense
•Provision for credit losses increased $127 million, predominantly due to higher charge-offs in the oil and gas and commercial real estate portfolios

Business Metrics and Highlights
•Commercial card spend volume10 of $6.1 billion in third quarter 2020, down 31% from third quarter 2019, primarily due to reduced business spending activity due to the COVID-19 pandemic
•2.2 billion ACH payment transactions originated11 in third quarter 2020, up 16% from third quarter 2019, primarily due to increased customer activity
•U.S. investment banking market share of 3.4% for year-to-date 202012, flat compared with year-to-date 201912

10 Includes commercial card volume for the entire company.
11 Includes ACH payment transactions originated by the entire company.
12 Year-to-date through September 30. Source: Dealogic U.S. investment banking fee market share. Market share based on deals with U.S. targets (M&A), U.S. issuers (Equity Capital Markets), and deals both marketed in the U.S. and issued in U.S. dollars (Debt Capital Markets and Loan Syndications). Previous market share data reflected deals with U.S.-headquartered companies (all products). Previously reported market share metrics have been revised to reflect this definitional change.

Wealth and Investment Management (WIM) provides a full range of personalized wealth management, investment and retirement products and services to clients across U.S.-based businesses including Wells Fargo Advisors, The Private Bank, Abbot Downing, and Wells Fargo Asset Management. We deliver financial planning, private banking, credit, investment management and fiduciary services to high-net worth and ultra-high-net worth individuals and families. We also serve clients’ brokerage needs and provide investment management capabilities delivered to global institutional clients through separate accounts and the Wells Fargo Funds.

Selected Financial Information

	Quarter ended
(in millions)	Sep 30, 2020	Jun 30, 2020	Sep 30, 2019
Total revenue	$3,794	3,660	5,141
Provision (reversal of provision) for credit losses	(9)	257	3
Noninterest expense	3,184	3,153	3,431
Segment net income	463	180	1,280
(in billions)
Average loans	79.8	78.7	75.9
Average assets	88.2	87.7	84.7
Average deposits	175.3	171.8	142.4

Third Quarter 2020 vs. Second Quarter 2020
•Net income of $463 million, up $283 million, or 157%
•Revenue of $3.8 billion, up $134 million, or 4%, predominantly due to higher asset-based fees and net interest income, partially offset by lower net gains from equity securities driven by a $151 million decrease in deferred compensation plan investment results (largely offset by lower employee benefits expense)
•Noninterest expense of $3.2 billion increased $31 million, or 1%, predominantly due to higher broker commissions and equipment expense, partially offset by lower employee benefits expense driven by a $147 million decrease in deferred compensation expense (largely offset in revenue by lower net gains from equity securities) and lower other personnel expense
•Reversal of provision for credit losses of $9 million, compared with a provision for credit losses of $257 million; second quarter 2020 included a $255 million increase in the allowance for credit losses

Third Quarter 2020 vs. Third Quarter 2019
•Net income decreased $817 million, or 64%
•Revenue decreased $1.3 billion, or 26%, predominantly due to a $1.1 billion gain from the sale of our Institutional Retirement and Trust business in third quarter 2019 and lower net interest income
•Noninterest expense decreased $247 million, or 7%, predominantly due to lower personnel expense, equipment expense, and operating losses, partially offset by higher regulatory, risk, and technology expense

Business Metrics and Highlights

Total WIM Segment
•WIM total client assets of $1.9 trillion, flat compared with a year ago, as higher market valuations were offset by net outflows in the Correspondent Clearing business
•Average loan balances up 5% compared with a year ago
•Average deposit balances up 23% compared with a year ago

Retail Brokerage
•Client assets of $1.6 trillion, flat compared with the prior year, primarily driven by higher market valuations, offset by net outflows in the Correspondent Clearing business
•Advisory assets of $602 billion, up 6% from a year ago, primarily driven by higher market valuations, partially offset by net outflows in the Correspondent Clearing business
•IRA assets of $437 billion, up 5% from the prior year

Wealth Management
•Client assets of $229 billion, flat compared with the prior year

Asset Management
•Total assets under management of $607 billion, up 21% from the prior year, primarily driven by money market fund net inflows and higher market valuations, partially offset by equity net outflows

Conference Call
The Company will host a live conference call on Wednesday, October 14, at 7 a.m. PT (10 a.m. ET). You may listen to the call by dialing 866-872-5161 (U.S. and Canada) or 440-424-4922 (International). The call will also be available online at https://www.wellsfargo.com/about/investor-relations/quarterly-earnings/ and https://engage.vevent.com/rt/wells_fargo_ao/index.jsp?seid=523.

A replay of the conference call will be available beginning at approximately 11 a.m. PT (2 p.m. ET) on Wednesday, October 14 through Wednesday, October 28. Please dial 855-859-2056 (U.S. and Canada) or 404-537-3406 (International) and enter Conference ID: 9189348. The replay will also be available online at https://www.wellsfargo.com/about/investor-relations/quarterly-earnings/ and https://engage.vevent.com/rt/wells_fargo_ao/index.jsp?seid=523.

Forward-Looking Statements
This document contains forward-looking statements. In addition, we may make forward-looking statements in our other documents filed or furnished with the Securities and Exchange Commission, and our management may make forward-looking statements orally to analysts, investors, representatives of the media and others. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “target,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can” and similar references to future periods. In particular, forward-looking statements include, but are not limited to, statements we make about: (i) the future operating or financial performance of the Company, including our outlook for future growth; (ii) our noninterest expense and efficiency ratio; (iii) future credit quality and performance, including our expectations regarding future loan losses, our allowance for credit losses, and the economic scenarios considered to develop the allowance; (iv) our expectations regarding net interest income and net interest margin; (v) loan growth or the reduction or mitigation of risk in our loan portfolios; (vi) future capital or liquidity levels, ratios or targets; (vii) the performance of our mortgage business and any related exposures; (viii) the expected outcome and impact of legal, regulatory and legislative developments, as well as our expectations regarding compliance therewith; (ix) future common stock dividends, common share repurchases and other uses of capital; (x) our targeted range for return on assets, return on equity, and return on tangible common equity; (xi) expectations regarding our effective income tax rate; (xii) the outcome of contingencies, such as legal proceedings; and (xiii) the Company’s plans, objectives and strategies.
Forward-looking statements are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation:
•current and future economic and market conditions, including the effects of declines in housing prices, high unemployment rates, U.S. fiscal debt, budget and tax matters, geopolitical matters, and any slowdown in global economic growth;
•the effect of the COVID-19 pandemic, including on our credit quality and business operations, as well as its impact on general economic and financial market conditions;
•our capital and liquidity requirements (including under regulatory capital standards, such as the Basel III capital standards) and our ability to generate capital internally or raise capital on favorable terms;
•financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including the Dodd-Frank Act and other legislation and regulation relating to bank products and services;
•developments in our mortgage banking business, including the extent of the success of our mortgage loan modification efforts, the amount of mortgage loan repurchase demands that we receive, any negative effects relating to our mortgage servicing, loan modification or foreclosure practices, and the effects of regulatory or judicial requirements or guidance impacting our mortgage banking business and any changes in industry standards;
•our ability to realize any efficiency ratio or expense target as part of our expense management initiatives, including as a result of business and economic cyclicality, seasonality, changes in our business composition and operating environment, growth in our businesses and/or acquisitions, and unexpected expenses relating to, among other things, litigation and regulatory matters;
•the effect of the current interest rate environment or changes in interest rates or in the level or composition of our assets or liabilities on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgage loans held for sale;
•significant turbulence or a disruption in the capital or financial markets, which could result in, among other things, reduced investor demand for mortgage loans, a reduction in the availability of funding or increased funding costs, and declines in asset values and/or recognition of impairments of securities held in our debt securities and equity securities portfolios;

•the effect of a fall in stock market prices on our investment banking business and our fee income from our brokerage, asset and wealth management businesses;
•negative effects from the retail banking sales practices matter and from other instances where customers may have experienced financial harm, including on our legal, operational and compliance costs, our ability to engage in certain business activities or offer certain products or services, our ability to keep and attract customers, our ability to attract and retain qualified employees, and our reputation;
•resolution of regulatory matters, litigation, or other legal actions, which may result in, among other things, additional costs, fines, penalties, restrictions on our business activities, reputational harm, or other adverse consequences;
•a failure in or breach of our operational or security systems or infrastructure, or those of our third-party vendors or other service providers, including as a result of cyber attacks;
•the effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin;
•fiscal and monetary policies of the Federal Reserve Board;
•changes to U.S. tax guidance and regulations, as well as the effect of discrete items on our effective income tax rate;
•our ability to develop and execute effective business plans and strategies; and
•the other risk factors and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020.
In addition to the above factors, we also caution that the amount and timing of any future common stock dividends or repurchases will depend on the earnings, cash requirements and financial condition of the Company, market conditions, capital requirements (including under Basel capital standards), common stock issuance requirements, applicable law and regulations (including federal securities laws and federal banking regulations), and other factors deemed relevant by the Company’s Board of Directors, and may be subject to regulatory approval or conditions.
For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, as filed with the Securities and Exchange Commission and available on its website at www.sec.gov13.
Any forward-looking statement made by us speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Forward-looking Non-GAAP Financial Measures. From time to time management may discuss forward-looking non-GAAP financial measures, such as forward-looking estimates or targets for return on average tangible common equity. We are unable to provide a reconciliation of forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures because we are unable to provide, without unreasonable effort, a meaningful or accurate calculation or estimation of amounts that would be necessary for the reconciliation due to the complexity and inherent difficulty in forecasting and quantifying future amounts or when they may occur. Such unavailable information could be significant to future results.

13 We do not control this website. Wells Fargo has provided this link for your convenience, but does not endorse and is not responsible for the content, links, privacy policy, or security policy of this website.

About Wells Fargo
Wells Fargo & Company (NYSE: WFC) is a diversified, community-based financial services company with $1.92 trillion in assets. Wells Fargo’s vision is to satisfy our customers’ financial needs and help them succeed financially. Founded in 1852 and headquartered in San Francisco, Wells Fargo provides banking, investment and mortgage products and services, as well as consumer and commercial finance, through 7,200 locations, more than 13,000 ATMs, the internet (wellsfargo.com) and mobile banking, and has offices in 31 countries and territories to support customers who conduct business in the global economy. Wells Fargo serves one in three households in the United States. Wells Fargo & Company was ranked No. 30 on Fortune’s 2020 rankings of America’s largest corporations.

Contact Information
Media
Peter Gilchrist, 704-715-3213
peter.gilchrist@wellsfargo.com

Ancel Martinez, 415-222-3858
ancel.martinez@wellsfargo.com
or
Investor Relations
John M. Campbell, 415-396-0523
john.m.campbell@wellsfargo.com

# # #

Wells Fargo & Company and Subsidiaries
QUARTERLY FINANCIAL DATA

Wells Fargo & Company and Subsidiaries
SUMMARY FINANCIAL DATA

	Quarter ended			% Change Sep 30, 2020 from		Nine months ended
($ in millions, except per share amounts)	Sep 30, 2020	Jun 30, 2020	Sep 30, 2019	Jun 30, 2020	Sep 30, 2019	Sep 30, 2020	Sep 30, 2019	% Change
For the Period
Wells Fargo net income (loss)	$2,035	(2,379)	4,610	NM	(56)	$309	16,676	(98)
Wells Fargo net income (loss) applicable to common stock	1,720	(2,694)	4,037	NM	(57)	(932)	15,392	NM
Diluted earnings (loss) per common share	0.42	(0.66)	0.92	NM	(54)	(0.23)	3.43	NM
Profitability ratios (annualized):
Wells Fargo net income (loss) to average assets (ROA)	0.42%	(0.49)	0.95	NM	(56)	0.02%	1.17	(98)
Wells Fargo net income (loss) applicable to common stock to average Wells Fargo common stockholders’ equity (ROE)	4.22	(6.63)	9.00	NM	(53)	(0.76)	11.64	NM
Return on average tangible common equity (ROTCE)(1)	5.10	(8.00)	10.70	NM	(52)	(0.91)	13.85	NM
Efficiency ratio (2)	80.7	81.6	69.1	(1)	17	78.7	65.3	21
Total revenue	$18,862	17,836	22,010	6	(14)	$54,415	65,203	(17)
Pre-tax pre-provision profit (PTPP)(3)	3,633	3,285	6,811	11	(47)	11,587	22,639	(49)
Dividends declared per common share	0.10	0.51	0.51	(80)	(80)	1.12	1.41	(21)
Average common shares outstanding	4,123.8	4,105.5	4,358.5	—	(5)	4,111.4	4,459.1	(8)
Diluted average common shares outstanding (4)	4,132.2	4,105.5	4,389.6	1	(6)	4,111.4	4,489.5	(8)
Average loans	$931,708	971,266	949,760	(4)	(2)	$955,918	949,076	1
Average assets	1,947,672	1,948,939	1,927,415	—	1	1,949,085	1,903,873	2
Average total deposits	1,399,028	1,386,656	1,291,375	1	8	1,374,638	1,274,246	8
Average consumer and small business banking deposits (5)	897,779	857,943	749,529	5	20	845,977	745,370	13
Net interest margin	2.13%	2.25	2.66	(5)	(20)	2.32%	2.79	(17)
At Period End
Debt securities	$476,421	472,580	503,528	1	(5)	$476,421	503,528	(5)
Loans	920,082	935,155	954,915	(2)	(4)	920,082	954,915	(4)
Allowance for loan losses	19,463	18,926	9,715	3	100	19,463	9,715	100
Goodwill	26,387	26,385	26,388	—	—	26,387	26,388	—
Equity securities	51,169	52,494	63,884	(3)	(20)	51,169	63,884	(20)
Assets	1,922,220	1,968,766	1,943,950	(2)	(1)	1,922,220	1,943,950	(1)
Deposits	1,383,215	1,410,711	1,308,495	(2)	6	1,383,215	1,308,495	6
Common stockholders' equity	161,109	159,322	172,827	1	(7)	161,109	172,827	(7)
Wells Fargo stockholders’ equity	181,173	179,386	193,304	1	(6)	181,173	193,304	(6)
Total equity	182,032	180,122	194,416	1	(6)	182,032	194,416	(6)
Tangible common equity (1)	133,179	131,329	144,481	1	(8)	133,179	144,481	(8)
Common shares outstanding	4,132.5	4,119.6	4,269.1	—	(3)	4,132.5	4,269.1	(3)
Book value per common share (6)	$38.99	38.67	40.48	1	(4)	$38.99	40.48	(4)
Tangible book value per common share (1)(6)	32.23	31.88	33.84	1	(5)	32.23	33.84	(5)
Headcount (7)	274,900	276,000	272,700	—	1	274,900	272,700	1
(1)Tangible common equity, return on average tangible common equity, and tangible book value per common share are non-GAAP financial measures. For additional information, including a corresponding reconciliation to GAAP financial measures, see the “Tangible Common Equity” tables on page 35.
(2)The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).
(3)Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.
(4)For second quarter 2020 and the nine months ended September 30, 2020, diluted average common shares outstanding equaled average common shares outstanding because our securities convertible into common shares had an anti-dilutive effect.
(5)Consumer and small business banking deposits are total deposits excluding mortgage escrow and wholesale deposits.
(6)Book value per common share is common stockholders' equity divided by common shares outstanding. Tangible book value per common share is tangible common equity divided by common shares outstanding.
(7)In third quarter 2020, we began reporting headcount rather than active, full-time equivalent employees. Prior period balances have been revised to conform with the current period presentation.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER SUMMARY FINANCIAL DATA

	Quarter ended
($ in millions, except per share amounts)	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019
For the Quarter
Wells Fargo net income (loss)	$2,035	(2,379)	653	2,873	4,610
Wells Fargo net income (loss) applicable to common stock	1,720	(2,694)	42	2,546	4,037
Diluted earnings (loss) per common share	0.42	(0.66)	0.01	0.60	0.92
Profitability ratios (annualized):
Wells Fargo net income (loss) to average assets (ROA)	0.42%	(0.49)	0.13	0.59	0.95
Wells Fargo net income (loss) applicable to common stock to average Wells Fargo common stockholders’ equity (ROE)	4.22	(6.63)	0.10	5.91	9.00
Return on average tangible common equity (ROTCE)(1)	5.10	(8.00)	0.12	7.08	10.70
Efficiency ratio (2)	80.7	81.6	73.6	78.6	69.1
Total revenue	$18,862	17,836	17,717	19,860	22,010
Pre-tax pre-provision profit (PTPP)(3)	3,633	3,285	4,669	4,246	6,811
Dividends declared per common share	0.10	0.51	0.51	0.51	0.51
Average common shares outstanding	4,123.8	4,105.5	4,104.8	4,197.1	4,358.5
Diluted average common shares outstanding (4)	4,132.2	4,105.5	4,135.3	4,234.6	4,389.6
Average loans	$931,708	971,266	965,046	956,536	949,760
Average assets	1,947,672	1,948,939	1,950,659	1,941,843	1,927,415
Average total deposits	1,399,028	1,386,656	1,337,963	1,321,913	1,291,375
Average consumer and small business banking deposits (5)	897,779	857,943	779,521	763,169	749,529
Net interest margin	2.13%	2.25	2.58	2.53	2.66
At Quarter End
Debt securities	$476,421	472,580	501,563	497,125	503,528
Loans	920,082	935,155	1,009,843	962,265	954,915
Allowance for loan losses	19,463	18,926	11,263	9,551	9,715
Goodwill	26,387	26,385	26,381	26,390	26,388
Equity securities	51,169	52,494	54,047	68,241	63,884
Assets	1,922,220	1,968,766	1,981,349	1,927,555	1,943,950
Deposits	1,383,215	1,410,711	1,376,532	1,322,626	1,308,495
Common stockholders' equity	161,109	159,322	162,654	166,669	172,827
Wells Fargo stockholders’ equity	181,173	179,386	182,718	187,146	193,304
Total equity	182,032	180,122	183,330	187,984	194,416
Tangible common equity (1)	133,179	131,329	134,787	138,506	144,481
Common shares outstanding	4,132.5	4,119.6	4,096.4	4,134.4	4,269.1
Book value per common share (6)	$38.99	38.67	39.71	40.31	40.48
Tangible book value per common share (1)(6)	32.23	31.88	32.90	33.50	33.84
Headcount (7)	274,900	276,000	272,300	271,900	272,700
(1)Tangible common equity, return on average tangible common equity, and tangible book value per common share are non-GAAP financial measures. For additional information, including a corresponding reconciliation to GAAP financial measures, see the “Tangible Common Equity” tables on page 35.
(2)The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).
(3)Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.
(4)In second quarter 2020, diluted average common shares outstanding equaled average common shares outstanding because our securities convertible into common shares had an anti-dilutive effect.
(5)Consumer and small business banking deposits are total deposits excluding mortgage escrow and wholesale deposits.
(6)Book value per common share is common stockholders' equity divided by common shares outstanding. Tangible book value per common share is tangible common equity divided by common shares outstanding.
(7)In third quarter 2020, we began reporting headcount rather than active, full-time equivalent employees. Prior period balances have been revised to conform with the current period presentation.

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME

	Quarter ended September 30,		%	Nine months ended September 30,		%
(in millions, except per share amounts)	2020	2019	Change	2020	2019	Change
Interest income
Debt securities	$2,446	3,666	(33)%	$8,864	11,388	(22)%
Mortgage loans held for sale	232	232	—	659	579	14
Loans held for sale	7	20	(65)	26	64	(59)
Loans	7,954	10,982	(28)	26,467	33,652	(21)
Equity securities	101	247	(59)	423	693	(39)
Other interest income	60	1,352	(96)	889	4,112	(78)
Total interest income	10,800	16,499	(35)	37,328	50,488	(26)
Interest expense
Deposits	314	2,324	(86)	2,641	6,563	(60)
Short-term borrowings	(12)	635	NM	262	1,877	(86)
Long-term debt	1,038	1,780	(42)	3,515	5,607	(37)
Other interest expense	92	135	(32)	350	410	(15)
Total interest expense	1,432	4,874	(71)	6,768	14,457	(53)
Net interest income	9,368	11,625	(19)	30,560	36,031	(15)
Provision for credit losses:
Debt securities	18	—	NM	159	—	NM
Loans	751	695	8	14,149	2,043	593
Net interest income after provision for credit losses	8,599	10,930	(21)	16,252	33,988	(52)
Noninterest income (1)
Deposit-related fees	1,299	1,480	(12)	3,888	4,289	(9)
Trust and investment fees	3,514	3,559	(1)	10,439	10,500	(1)
Card fees	912	1,027	(11)	2,601	2,996	(13)
Lending-related fees	352	374	(6)	1,025	1,116	(8)
Mortgage banking	1,590	466	241	2,286	1,932	18
Net gains from trading activities	361	276	31	1,232	862	43
Net gains on debt securities	264	3	NM	713	148	382
Net gains (losses) from equity securities	649	956	(32)	(219)	2,392	NM
Lease income	333	402	(17)	1,021	1,270	(20)
Other	220	1,842	(88)	869	3,667	(76)
Total noninterest income	9,494	10,385	(9)	23,855	29,172	(18)
Noninterest expense (2)
Personnel	8,624	8,604	—	25,863	26,309	(2)
Technology, telecommunications and equipment	791	821	(4)	2,261	2,340	(3)
Occupancy	851	760	12	2,437	2,196	11
Operating losses	1,219	1,920	(37)	2,902	2,405	21
Professional and outside services	1,760	1,737	1	5,042	4,956	2
Leases	291	272	7	795	869	(9)
Advertising and promotion	144	266	(46)	462	832	(44)
Restructuring charges	718	—	NM	718	—	—
Other	831	819	1	2,348	2,657	(12)
Total noninterest expense	15,229	15,199	—	42,828	42,564	1
Income (loss) before income tax expense (benefit)	2,864	6,116	(53)	(2,721)	20,596	NM
Income tax expense (benefit)	645	1,304	(51)	(3,113)	3,479	NM
Net income before noncontrolling interests	2,219	4,812	(54)	392	17,117	(98)
Less: Net income from noncontrolling interests	184	202	(9)	83	441	(81)
Wells Fargo net income	$2,035	4,610	(56)	$309	16,676	(98)
Less: Preferred stock dividends and other	315	573	(45)	1,241	1,284	(3)
Wells Fargo net income (loss) applicable to common stock	$1,720	4,037	(57)	$(932)	15,392	NM
Per share information
Earnings (loss) per common share	$0.42	0.93	(55)	$(0.23)	3.45	NM
Diluted earnings (loss) per common share	0.42	0.92	(54)	(0.23)	3.43	NM
Average common shares outstanding	4,123.8	4,358.5	(5)	4,111.4	4,459.1	(8)
Diluted average common shares outstanding (3)	4,132.2	4,389.6	(6)	4,111.4	4,489.5	(8)
NM - Not meaningful
(1)In third quarter 2020, service charges on deposit accounts, cash network fees, wire transfer and other remittance fees, and certain other fees were combined into a single line item for deposit-related fees; certain fees associated with lending activities were combined into a single line item for lending-related fees; and certain other fees were reclassified to other noninterest income. Prior period balances have been revised to conform with the current period presentation.
(2)In third quarter 2020, expenses for outside professional services, contract services, and outside data processing were combined into a single line item for professional and outside services expense; expenses for technology and equipment and telecommunications were combined into a single line item for technology, telecommunications and equipment expense; and certain other expenses were reclassified to other noninterest expense. Prior period balances have been revised to conform with the current period presentation.
(3)For the nine months ended September 30, 2020, diluted average common shares outstanding equaled average common shares outstanding because our securities convertible into common shares had an anti-dilutive effect.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED STATEMENT OF INCOME

	Quarter ended
(in millions, except per share amounts)	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019
Interest income
Debt securities	$2,446	2,946	3,472	3,567	3,666
Mortgage loans held for sale	232	230	197	234	232
Loans held for sale	7	7	12	15	20
Loans	7,954	8,448	10,065	10,494	10,982
Equity securities	101	116	206	269	247
Other interest income	60	54	775	1,016	1,352
Total interest income	10,800	11,801	14,727	15,595	16,499
Interest expense
Deposits	314	585	1,742	2,072	2,324
Short-term borrowings	(12)	(17)	291	439	635
Long-term debt	1,038	1,237	1,240	1,743	1,780
Other interest expense	92	116	142	141	135
Total interest expense	1,432	1,921	3,415	4,395	4,874
Net interest income	9,368	9,880	11,312	11,200	11,625
Provision (reversal of provision) for credit losses:
Debt securities	18	(31)	172	—	—
Loans	751	9,565	3,833	644	695
Net interest income after provision for credit losses	8,599	346	7,307	10,556	10,930
Noninterest income (1)
Deposit-related fees	1,299	1,142	1,447	1,530	1,480
Trust and investment fees	3,514	3,351	3,574	3,572	3,559
Card fees	912	797	892	1,020	1,027
Lending-related fees	352	323	350	358	374
Mortgage banking	1,590	317	379	783	466
Net gains from trading activities	361	807	64	131	276
Net gains (losses) on debt securities	264	212	237	(8)	3
Net gains (losses) from equity securities	649	533	(1,401)	451	956
Lease income	333	335	353	344	402
Other	220	139	510	479	1,842
Total noninterest income	9,494	7,956	6,405	8,660	10,385
Noninterest expense (2)
Personnel	8,624	8,916	8,323	8,819	8,604
Technology, telecommunications and equipment	791	672	798	936	821
Occupancy	851	871	715	749	760
Operating losses	1,219	1,219	464	1,916	1,920
Professional and outside services	1,760	1,676	1,606	1,789	1,737
Leases	291	244	260	286	272
Advertising and promotion	144	137	181	244	266
Restructuring charges	718	—	—	—	—
Other	831	816	701	875	819
Total noninterest expense	15,229	14,551	13,048	15,614	15,199
Income (loss) before income tax expense (benefit)	2,864	(6,249)	664	3,602	6,116
Income tax expense (benefit)	645	(3,917)	159	678	1,304
Net income (loss) before noncontrolling interests	2,219	(2,332)	505	2,924	4,812
Less: Net income (loss) from noncontrolling interests	184	47	(148)	51	202
Wells Fargo net income (loss)	$2,035	(2,379)	653	2,873	4,610
Less: Preferred stock dividends and other	315	315	611	327	573
Wells Fargo net income (loss) applicable to common stock	$1,720	(2,694)	42	2,546	4,037
Per share information
Earnings (loss) per common share	$0.42	(0.66)	0.01	0.61	0.93
Diluted earnings (loss) per common share	0.42	(0.66)	0.01	0.60	0.92
Average common shares outstanding	4,123.8	4,105.5	4,104.8	4,197.1	4,358.5
Diluted average common shares outstanding (3)	4,132.2	4,105.5	4,135.3	4,234.6	4,389.6
(1)In third quarter 2020, service charges on deposit accounts, cash network fees, wire transfer and other remittance fees, and certain other fees were combined into a single line item for deposit-related fees; certain fees associated with lending activities were combined into a single line item for lending-related fees; and certain other fees were reclassified to other noninterest income. Prior period balances have been revised to conform with the current period presentation.
(2)In third quarter 2020, expenses for outside professional services, contract services, and outside data processing were combined into a single line item for professional and outside services expense; expenses for technology and equipment and telecommunications were combined into a single line item for technology, telecommunications and equipment expense; and certain other expenses were reclassified to other noninterest expense. Prior period balances have been revised to conform with the current period presentation.
(3)In second quarter 2020, diluted average common shares outstanding equaled average common shares outstanding because our securities convertible into common shares had an anti-dilutive effect.

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

	Quarter ended Sep 30,		%	Nine months ended Sep 30,		%
(in millions)	2020	2019	Change	2020	2019	Change
Wells Fargo net income	$2,035	4,610	(56)%	$309	16,676	(98)%
Other comprehensive income (loss), before tax:
Debt securities:
Net unrealized gains arising during the period	96	652	(85)	1,582	5,192	(70)
Reclassification of net (gains) losses to net income	(95)	76	NM	(357)	34	NM
Derivative and hedging activities:
Net unrealized gains (losses) arising during the period	(70)	10	NM	2	32	(94)
Reclassification of net losses to net income	52	75	(31)	165	233	(29)
Defined benefit plans adjustments:
Net actuarial and prior service losses arising during the period	(89)	—	—	(760)	(4)	NM
Amortization of net actuarial loss, settlements and other to net income	68	33	106	205	101	103
Foreign currency translation adjustments:
Net unrealized gains (losses) arising during the period	74	(53)	NM	(70)	3	NM
Other comprehensive income, before tax	36	793	(95)	767	5,591	(86)
Income tax benefit (expense) related to other comprehensive income	13	(208)	NM	(206)	(1,375)	(85)
Other comprehensive income, net of tax	49	585	(92)	561	4,216	(87)
Less: Other comprehensive income from noncontrolling interests	1	—	—	—	—	—
Wells Fargo other comprehensive income, net of tax	48	585	(92)	561	4,216	(87)
Wells Fargo comprehensive income	2,083	5,195	(60)	870	20,892	(96)
Comprehensive income from noncontrolling interests	185	202	(8)	83	441	(81)
Total comprehensive income	$2,268	5,397	(58)	$953	21,333	(96)
NM – Not meaningful

FIVE QUARTER CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN TOTAL EQUITY

	Quarter ended
(in millions)	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019
Balance, beginning of period	$180,122	183,330	187,984	194,416	200,037
Cumulative effect from change in accounting policies (1)	—	—	991	—	—
Wells Fargo net income (loss)	2,035	(2,379)	653	2,873	4,610
Wells Fargo other comprehensive income (loss), net of tax	48	766	(253)	328	585
Noncontrolling interests	123	124	(226)	(274)	117
Common stock issued	325	367	1,677	341	278
Common stock repurchased	(3)	(2)	(3,407)	(7,367)	(7,448)
Preferred stock redeemed (2)	—	—	(2,470)	—	(1,550)
Preferred stock released by ESOP	—	249	—	—	142
Preferred stock issued (3)	—	—	1,968	—	—
Common stock dividends	(413)	(2,093)	(2,096)	(2,145)	(2,230)
Preferred stock dividends	(315)	(315)	(339)	(327)	(353)
Stock incentive compensation expense	136	120	181	181	262
Net change in deferred compensation and related plans	(26)	(45)	(1,333)	(42)	(34)
Balance, end of period	$182,032	180,122	183,330	187,984	194,416
(1)Effective January 1, 2020, we adopted Accounting Standards Update (ASU) 2016-13, Financial Instruments – Credit Losses.
(2)Represents the impact of the redemption of the remaining shares of Preferred Stock, Series K, in first quarter 2020, the partial redemption of Preferred Stock, Series T, in first quarter 2020, and the partial redemption of Preferred Stock, Series K, in third quarter 2019.
(3)Represents the issuance of Preferred Stock, Series Z, in first quarter 2020.

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)

	Quarter ended September 30,
	2020			2019
(in millions)	Average balance	Yields/ rates	Interest income/ expense	Average balance	Yields/ rates	Interest income/ expense
Earning assets
Interest-earning deposits with banks	$216,958	0.11%	$58	134,017	2.14%	$723
Federal funds sold and securities purchased under resale agreements	80,431	0.02	3	105,919	2.24	599
Debt securities (2):
Trading debt securities	88,021	2.49	548	94,737	3.35	794
Available-for-sale debt securities:
Securities of U.S. Treasury and federal agencies	8,126	0.87	18	16,040	2.14	87
Securities of U.S. states and political subdivisions	32,326	2.16	174	43,305	3.78	409
Mortgage-backed securities:
Federal agencies	131,182	2.03	665	154,134	2.77	1,066
Residential and commercial	4,051	1.58	16	5,175	4.02	52
Total mortgage-backed securities	135,233	2.02	681	159,309	2.81	1,118
Other debt securities	41,871	1.84	194	42,435	4.12	440
Total available-for-sale debt securities	217,556	1.96	1,067	261,089	3.14	2,054
Held-to-maturity debt securities:
Securities of U.S. Treasury and federal agencies	48,582	2.14	261	44,770	2.18	247
Securities of U.S. states and political subdivisions	14,145	3.84	136	8,688	4.01	87
Federal agency and other mortgage-backed securities	113,646	1.85	525	95,434	2.54	606
Other debt securities	11	1.66	—	50	3.58	—
Total held-to-maturity debt securities	176,384	2.09	922	148,942	2.52	940
Total debt securities	481,961	2.10	2,537	504,768	3.00	3,788
Mortgage loans held for sale (3)	29,426	3.15	232	22,743	4.08	232
Loans held for sale (3)	1,597	1.60	7	1,964	4.17	20
Loans:
Commercial loans:
Commercial and industrial - U.S.	270,998	2.53	1,721	284,278	4.21	3,015
Commercial and industrial - Non-U.S.	64,048	2.14	344	64,016	3.67	593
Real estate mortgage	123,391	2.81	870	121,819	4.36	1,338
Real estate construction	22,216	3.13	175	20,686	5.13	267
Lease financing	17,091	3.41	146	19,266	4.34	209
Total commercial loans	497,744	2.60	3,256	510,065	4.22	5,422
Consumer loans:
Real estate 1-4 family first mortgage	290,607	3.24	2,357	288,383	3.74	2,699
Real estate 1-4 family junior lien mortgage	26,018	4.13	270	31,454	5.66	448
Credit card	35,965	11.70	1,057	39,204	12.55	1,240
Automobile	48,718	4.90	600	46,286	5.13	599
Other revolving credit and installment	32,656	5.25	431	34,368	6.95	601
Total consumer loans	433,964	4.33	4,715	439,695	5.06	5,587
Total loans (3)	931,708	3.41	7,971	949,760	4.61	11,009
Equity securities	25,185	1.61	100	37,075	2.68	249
Other	6,974	(0.02)	—	6,695	1.77	30
Total earning assets	$1,774,240	2.45%	$10,908	1,762,941	3.76%	$16,650
Funding sources
Deposits:
Interest-bearing checking	$49,608	0.07%	$8	59,310	1.39%	$208
Market rate and other savings	803,942	0.08	157	711,334	0.66	1,182
Savings certificates	24,808	0.83	52	32,751	1.72	142
Other time deposits	46,920	0.64	75	91,820	2.42	561
Deposits in non-U.S. offices	33,992	0.25	22	51,709	1.77	231
Total interest-bearing deposits	959,270	0.13	314	946,924	0.97	2,324
Short-term borrowings	57,292	(0.08)	(12)	121,842	2.07	635
Long-term debt	222,862	1.86	1,038	229,689	3.09	1,780
Other liabilities	27,679	1.33	92	26,173	2.06	135
Total interest-bearing liabilities	1,267,103	0.45	1,432	1,324,628	1.46	4,874
Portion of noninterest-bearing funding sources	507,137	—	—	438,313	—	—
Total funding sources	$1,774,240	0.32	1,432	1,762,941	1.10	4,874
Net interest margin and net interest income on a taxable-equivalent basis (4)		2.13%	$9,476		2.66%	$11,776
Noninterest-earning assets
Cash and due from banks	$21,991			19,199
Goodwill	26,388			26,413
Other	125,053			118,862
Total noninterest-earning assets	$173,432			164,474
Noninterest-bearing funding sources
Deposits	$439,758			344,451
Other liabilities	57,961			58,241
Total equity	182,850			200,095
Noninterest-bearing funding sources used to fund earning assets	(507,137)			(438,313)
Net noninterest-bearing funding sources	$173,432			164,474
Total assets	$1,947,672			1,927,415

Average prime rate		3.25%			5.31%
Average three-month London Interbank Offered Rate (LIBOR)		0.25			2.20
(1)Yields/rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.
(2)Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.
(3)Nonaccrual loans and related income are included in their respective loan categories.
(4)Includes taxable-equivalent adjustments of $108 million and $151 million for the quarters ended September 30, 2020 and 2019, respectively, predominantly related to tax-exempt income on certain loans and securities. The federal statutory tax rate utilized was 21% for the periods presented.

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)

	Nine months ended September 30,
	2020			2019
(in millions)	Average balance	Yields/ rates	Interest income/ expense	Average balance	Yields/ rates	Interest income/ expense
Earning assets
Interest-earning deposits with banks	$174,425	0.37%	$490	138,591	2.27%	$2,352
Federal funds sold and securities purchased under resale agreements	88,095	0.58	385	95,945	2.36	1,692
Debt securities (2):
Trading debt securities	95,018	2.78	1,981	90,229	3.46	2,338
Available-for-sale debt securities:
Securities of U.S. Treasury and federal agencies	9,448	1.06	75	15,178	2.17	246
Securities of U.S. states and political subdivisions	35,656	2.90	775	45,787	3.95	1,355
Mortgage-backed securities:
Federal agencies	144,425	2.37	2,564	151,806	2.95	3,359
Residential and commercial	4,376	2.25	74	5,571	4.12	172
Total mortgage-backed securities	148,801	2.36	2,638	157,377	2.99	3,531
Other debt securities	40,220	2.67	805	44,746	4.33	1,451
Total available-for-sale debt securities	234,125	2.45	4,293	263,088	3.34	6,583
Held-to-maturity debt securities:
Securities of U.S. Treasury and federal agencies	47,701	2.16	770	44,762	2.19	734
Securities of U.S. states and political subdivisions	13,950	3.83	401	7,277	4.03	220
Federal agency and other mortgage-backed securities	105,393	2.19	1,728	95,646	2.64	1,894
Other debt securities	17	2.64	—	56	3.81	1
Total held-to-maturity debt securities	167,061	2.31	2,899	147,741	2.57	2,849
Total debt securities	496,204	2.47	9,173	501,058	3.13	11,770
Mortgage loans held for sale (3)	25,264	3.48	659	18,401	4.20	579
Loans held for sale (3)	1,577	2.19	26	1,823	4.72	64
Loans:
Commercial loans:
Commercial and industrial - U.S.	289,799	2.88	6,257	285,305	4.39	9,360
Commercial and industrial - Non-U.S.	68,965	2.61	1,345	63,252	3.82	1,808
Real estate mortgage	122,903	3.25	2,987	121,703	4.51	4,101
Real estate construction	21,288	3.66	583	21,557	5.31	856
Lease financing	18,152	4.07	554	19,262	4.56	659
Total commercial loans	521,107	3.01	11,726	511,079	4.39	16,784
Consumer loans:
Real estate 1-4 family first mortgage	288,355	3.43	7,421	286,600	3.86	8,296
Real estate 1-4 family junior lien mortgage	27,535	4.52	932	32,610	5.72	1,397
Credit card	37,415	11.58	3,243	38,517	12.69	3,656
Automobile	48,473	4.95	1,797	45,438	5.18	1,762
Other revolving credit and installment	33,033	5.68	1,405	34,832	7.07	1,841
Total consumer loans	434,811	4.54	14,798	437,997	5.17	16,952
Total loans (3)	955,918	3.70	26,524	949,076	4.75	33,736
Equity securities	30,027	1.89	425	35,139	2.65	697
Other	7,373	0.24	14	5,275	1.73	68
Total earning assets	$1,778,883	2.83%	$37,696	1,745,308	3.90%	$50,958
Funding sources
Deposits:
Interest-bearing checking	$55,407	0.37%	$152	57,715	1.42%	$615
Market rate and other savings	788,732	0.24	1,446	696,943	0.58	3,038
Savings certificates	27,310	1.16	237	29,562	1.56	344
Other time deposits	62,881	1.23	580	95,490	2.57	1,836
Deposits in non-U.S. offices	41,642	0.73	226	52,995	1.84	730
Total interest-bearing deposits	975,972	0.36	2,641	932,705	0.94	6,563
Short-term borrowings	74,538	0.47	263	115,131	2.18	1,878
Long-term debt	228,067	2.06	3,515	233,186	3.21	5,607
Other liabilities	29,270	1.59	350	25,263	2.17	410
Total interest-bearing liabilities	1,307,847	0.69	6,769	1,306,285	1.48	14,458
Portion of noninterest-bearing funding sources	471,036	—	—	439,023	—	—
Total funding sources	$1,778,883	0.51	6,769	1,745,308	1.11	14,458
Net interest margin and net interest income on a taxable-equivalent basis (4)		2.32%	$30,927		2.79%	$36,500
Noninterest-earning assets
Cash and due from banks	$21,266			19,428
Goodwill	26,386			26,416
Other	122,550			112,721
Total noninterest-earning assets	$170,202			158,565
Noninterest-bearing funding sources
Deposits	$398,666			341,541
Other liabilities	57,537			56,664
Total equity	185,035			199,383
Noninterest-bearing funding sources used to fund earning assets	(471,036)			(439,023)
Net noninterest-bearing funding sources	$170,202			158,565
Total assets	$1,949,085			1,903,873

Average prime rate		3.63%			5.43%
Average three-month London Interbank Offered Rate (LIBOR)		0.79			2.46
(1)Yields/rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.
(2)Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.
(3)Nonaccrual loans and related income are included in their respective loan categories.
(4)Includes taxable-equivalent adjustments of $367 million and $469 million for the first nine months of 2020 and 2019, respectively, predominantly related to tax-exempt income on certain loans and securities. The federal statutory tax rate utilized was 21% for the periods presented.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)

	Quarter ended
	Sep 30, 2020		Jun 30, 2020		Mar 31, 2020		Dec 31, 2019		Sep 30, 2019
($ in billions)	Average balance	Yields/ rates	Average balance	Yields/ rates	Average balance	Yields/ rates	Average balance	Yields/ rates	Average balance	Yields/ rates
Earning assets
Interest-earning deposits with banks	$217.0	0.11%	$176.3	0.12%	$129.5	1.18%	$127.3	1.63%	$134.0	2.14%
Federal funds sold and securities purchased under resale agreements	80.4	0.02	76.4	0.01	107.6	1.42	109.2	1.72	105.9	2.24
Debt securities (2):
Trading debt securities	88.0	2.49	96.0	2.76	101.1	3.05	103.8	3.12	94.7	3.35
Available-for-sale debt securities:
Securities of U.S. Treasury and federal agencies	8.1	0.87	9.5	0.83	10.8	1.40	15.6	1.79	16.0	2.14
Securities of U.S. states and political subdivisions	32.3	2.16	35.7	2.98	39.0	3.43	39.5	3.58	43.3	3.78
Mortgage-backed securities:
Federal agencies	131.2	2.03	143.6	2.33	158.6	2.68	161.1	2.58	154.1	2.77
Residential and commercial	4.1	1.58	4.4	2.27	4.6	2.82	4.8	4.40	5.2	4.02
Total mortgage-backed securities	135.3	2.02	148.0	2.33	163.2	2.68	165.9	2.63	159.3	2.81
Other debt securities	41.9	1.84	39.2	2.75	39.6	3.48	40.5	3.88	42.5	4.12
Total available-for-sale debt securities	217.6	1.96	232.4	2.44	252.6	2.87	261.5	2.92	261.1	3.14
Held-to-maturity debt securities:
Securities of U.S. Treasury and federal agencies	48.6	2.14	48.7	2.14	45.9	2.19	45.1	2.19	44.8	2.18
Securities of U.S. states and political subdivisions	14.1	3.84	14.2	3.81	13.5	3.84	12.8	3.88	8.7	4.01
Federal agency and other mortgage-backed securities	113.7	1.85	104.0	2.21	98.4	2.55	95.3	2.49	95.4	2.54
Other debt securities	—	1.66	—	2.58	—	3.10	—	3.28	0.1	3.58
Total held-to-maturity debt securities	176.4	2.09	166.9	2.33	157.8	2.56	153.2	2.51	149.0	2.52
Total debt securities	482.0	2.10	495.3	2.46	511.5	2.81	518.5	2.84	504.8	3.00
Mortgage loans held for sale (3)	29.4	3.15	26.0	3.55	20.4	3.87	24.0	3.90	22.7	4.08
Loans held for sale (3)	1.6	1.60	1.7	1.87	1.5	3.17	1.4	4.13	2.0	4.17
Loans:
Commercial loans:
Commercial and industrial - U.S.	271.0	2.53	310.1	2.58	288.4	3.55	283.7	3.84	284.3	4.21
Commercial and industrial - Non-U.S.	64.0	2.14	72.2	2.48	70.7	3.16	67.3	3.40	64.0	3.67
Real estate mortgage	123.4	2.81	123.5	3.03	121.8	3.92	122.1	4.07	121.8	4.36
Real estate construction	22.2	3.13	21.4	3.37	20.3	4.54	20.1	4.71	20.7	5.13
Lease financing	17.1	3.41	18.1	4.34	19.3	4.40	19.4	4.41	19.3	4.34
Total commercial loans	497.7	2.60	545.3	2.76	520.5	3.65	512.6	3.90	510.1	4.22
Consumer loans:
Real estate 1-4 family first mortgage	290.6	3.24	280.9	3.44	293.5	3.61	292.4	3.66	288.4	3.74
Real estate 1-4 family junior lien mortgage	26.0	4.13	27.7	4.24	28.9	5.14	30.1	5.32	31.5	5.66
Credit card	36.0	11.70	36.5	10.78	39.8	12.21	39.9	12.26	39.2	12.55
Automobile	48.7	4.90	48.5	4.99	48.3	4.96	47.3	5.04	46.3	5.13
Other revolving credit and installment	32.7	5.25	32.4	5.45	34.0	6.32	34.2	6.60	34.3	6.95
Total consumer loans	434.0	4.33	426.0	4.45	444.5	4.83	443.9	4.92	439.7	5.06
Total loans (3)	931.7	3.41	971.3	3.50	965.0	4.20	956.5	4.37	949.8	4.61
Equity securities	25.2	1.61	27.4	1.70	37.5	2.22	38.3	2.81	37.1	2.68
Other	6.9	(0.02)	7.6	(0.02)	7.4	0.77	6.4	1.36	6.6	1.77
Total earning assets	$1,774.2	2.45%	$1,782.0	2.68%	$1,780.4	3.35%	$1,781.6	3.51%	$1,762.9	3.76%
Funding sources
Deposits:
Interest-bearing checking	$49.6	0.07%	$53.6	0.07%	$63.1	0.86%	$63.3	1.09%	$59.3	1.39%
Market rate and other savings	804.0	0.08	799.9	0.16	762.1	0.52	732.7	0.59	711.3	0.66
Savings certificates	24.8	0.83	27.1	1.11	30.1	1.47	32.3	1.68	32.8	1.72
Other time deposits	46.9	0.64	59.9	1.01	82.0	1.74	87.1	2.10	91.8	2.42
Deposits in non-U.S. offices	34.0	0.25	37.7	0.44	53.3	1.23	54.8	1.50	51.7	1.77
Total interest-bearing deposits	959.3	0.13	978.2	0.24	990.6	0.71	970.2	0.85	946.9	0.97
Short-term borrowings	57.3	(0.08)	63.5	(0.10)	103.0	1.14	115.9	1.50	121.8	2.07
Long-term debt	222.9	1.86	232.4	2.13	229.0	2.17	230.4	3.02	229.7	3.09
Other liabilities	27.6	1.33	30.0	1.53	30.2	1.90	27.3	2.04	26.2	2.06
Total interest-bearing liabilities	1,267.1	0.45	1,304.1	0.59	1,352.8	1.01	1,343.8	1.30	1,324.6	1.46
Portion of noninterest-bearing funding sources	507.1	—	477.9	—	427.6	—	437.8	—	438.3	—
Total funding sources	$1,774.2	0.32	$1,782.0	0.43	$1,780.4	0.77	$1,781.6	0.98	$1,762.9	1.10
Net interest margin on a taxable-equivalent basis		2.13%		2.25%		2.58%		2.53%		2.66%
Noninterest-earning assets
Cash and due from banks	$22.0		21.2		20.6		19.9		19.2
Goodwill	26.4		26.4		26.4		26.4		26.4
Other	125.1		119.3		123.3		113.9		118.9
Total noninterest-earnings assets	$173.5		166.9		170.3		160.2		164.5
Noninterest-bearing funding sources
Deposits	$439.7		408.5		347.4		351.7		344.5
Other liabilities	58.0		52.2		62.3		53.9		58.2
Total equity	182.9		184.1		188.2		192.4		200.1
Noninterest-bearing funding sources used to fund earning assets	(507.1)		(477.9)		(427.6)		(437.8)		(438.3)
Net noninterest-bearing funding sources	$173.5		166.9		170.3		160.2		164.5
Total assets	$1,947.7		1,948.9		1,950.7		1,941.8		1,927.4

Average prime rate		3.25%		3.25		4.41		4.83		5.31
Average three-month London Interbank Offered Rate (LIBOR)		0.25		0.60		1.53		1.93		2.20
(1)Yields/rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.
(2)Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.
(3)Nonaccrual loans and related income are included in their respective loan categories.

Wells Fargo & Company and Subsidiaries
NONINTEREST INCOME

	Quarter ended September 30,		%	Nine months ended September 30,		%
(in millions)	2020	2019	Change	2020	2019	Change
Deposit-related fees (1)	$1,299	1,480	(12)%	$3,888	4,289	(9)%
Trust and investment fees:
Brokerage advisory, commissions and other fees	2,336	2,346	—	6,935	6,857	1
Trust and investment management	737	729	1	2,125	2,310	(8)
Investment banking	441	484	(9)	1,379	1,333	3
Total trust and investment fees	3,514	3,559	(1)	10,439	10,500	(1)
Card fees	912	1,027	(11)	2,601	2,996	(13)
Lending-related fees (1)	352	374	(6)	1,025	1,116	(8)
Mortgage banking:
Servicing income, net	341	(142)	NM	(77)	499	NM
Net gains on mortgage loan origination/sales activities	1,249	608	105	2,363	1,433	65
Total mortgage banking	1,590	466	241	2,286	1,932	18
Net gains from trading activities	361	276	31	1,232	862	43
Net gains on debt securities	264	3	NM	713	148	382
Net gains (losses) from equity securities	649	956	(32)	(219)	2,392	NM
Lease income	333	402	(17)	1,021	1,270	(20)
Life insurance investment income	156	173	(10)	480	499	(4)
Other (1)	64	1,669	(96)	389	3,168	(88)
Total	$9,494	10,385	(9)	$23,855	29,172	(18)
NM - Not meaningful
(1)In third quarter 2020, service charges on deposit accounts, cash network fees, wire transfer and other remittance fees, and certain other fees were combined into a single line item for deposit-related fees; certain fees associated with lending activities were combined into a single line item for lending-related fees; and certain other fees were reclassified to other noninterest income. Prior period balances have been revised to conform with the current period presentation.

NONINTEREST EXPENSE

	Quarter ended September 30,		%	Nine months ended September 30,		%
(in millions)	2020	2019	Change	2020	2019	Change
Personnel	$8,624	8,604	—%	$25,863	26,309	(2)%
Technology, telecommunications and equipment (1)	791	821	(4)	2,261	2,340	(3)
Occupancy (2)	851	760	12	2,437	2,196	11
Operating losses	1,219	1,920	(37)	2,902	2,405	21
Professional and outside services (1)	1,760	1,737	1	5,042	4,956	2
Leases (3)	291	272	7	795	869	(9)
Advertising and promotion	144	266	(46)	462	832	(44)
Restructuring charges	718	—	NM	718	—	NM
Other (1)	831	819	1	2,348	2,657	(12)
Total	$15,229	15,199	—	$42,828	42,564	1
NM - Not meaningful
(1)In third quarter 2020, expenses for outside professional services, contract services, and outside data processing were combined into a single line item for professional and outside services expense; expenses for technology and equipment and telecommunications were combined into a single line item for technology, telecommunications and equipment expense; and certain other expenses were reclassified to other noninterest expense. Prior period balances have been revised to conform with the current period presentation.
(2)Represents expenses for both leased and owned properties.
(3)Represents expenses for assets we lease to customers.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER NONINTEREST INCOME

	Quarter ended
(in millions)	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019
Deposit-related fees (1)	$1,299	1,142	1,447	1,530	1,480
Trust and investment fees:
Brokerage advisory, commissions and other fees	2,336	2,117	2,482	2,380	2,346
Trust and investment management	737	687	701	728	729
Investment banking	441	547	391	464	484
Total trust and investment fees	3,514	3,351	3,574	3,572	3,559
Card fees	912	797	892	1,020	1,027
Lending-related fees (1)	352	323	350	358	374
Mortgage banking:
Servicing income, net	341	(689)	271	23	(142)
Net gains on mortgage loan origination/sales activities	1,249	1,006	108	760	608
Total mortgage banking	1,590	317	379	783	466
Net gains from trading activities	361	807	64	131	276
Net gains (losses) on debt securities	264	212	237	(8)	3
Net gains (losses) from equity securities	649	533	(1,401)	451	956
Lease income	333	335	353	344	402
Life insurance investment income	156	163	161	159	173
Other (1)	64	(24)	349	320	1,669
Total	$9,494	7,956	6,405	8,660	10,385
(1)In third quarter 2020, service charges on deposit accounts, cash network fees, wire transfer and other remittance fees, and certain other fees were combined into a single line item for deposit-related fees; certain fees associated with lending activities were combined into a single line item for lending-related fees; and certain other fees were reclassified to other noninterest income. Prior period balances have been revised to conform with the current period presentation.

FIVE QUARTER NONINTEREST EXPENSE

	Quarter ended
(in millions)	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019
Personnel	$8,624	8,916	8,323	8,819	8,604
Technology, telecommunications and equipment (1)	791	672	798	936	821
Occupancy (2)	851	871	715	749	760
Operating losses	1,219	1,219	464	1,916	1,920
Professional and outside services (1)	1,760	1,676	1,606	1,789	1,737
Leases (3)	291	244	260	286	272
Advertising and promotion	144	137	181	244	266
Restructuring charges	718	—	—	—	—
Other (1)	831	816	701	875	819
Total	$15,229	14,551	13,048	15,614	15,199
(1)In third quarter 2020, expenses for outside professional services, contract services, and outside data processing were combined into a single line item for professional and outside services expense; expenses for technology and equipment and telecommunications were combined into a single line item for technology, telecommunications and equipment expense; and certain other expenses were reclassified to other noninterest expense. Prior period balances have been revised to conform with the current period presentation.
(2)Represents expenses for both leased and owned properties.
(3)Represents expenses for assets we lease to customers.
FIVE QUARTER DEFERRED COMPENSATION AND RELATED HEDGES

	Quarter ended
(in millions)	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019
Net interest income	$—	3	12	26	13
Net gains (losses) from equity securities	1	346	(621)	236	(4)
Total revenue (losses) from deferred compensation plan investments	1	349	(609)	262	9
Change in deferred compensation plan liabilities	220	490	(598)	263	5
Net derivative (gains) losses from economic hedges of deferred compensation (1)	(215)	(141)	—	—	—
Personnel expense	5	349	(598)	263	5
Income (loss) before income tax expense	$(4)	—	(11)	(1)	4
(1)In second quarter 2020, we entered into arrangements to transition our economic hedges of our deferred compensation plan liabilities from equity securities to derivative instruments. Changes in the fair value of derivatives used as economic hedges are presented within the same financial statement line as the related business activity being hedged.

Wells Fargo & Company and Subsidiaries
CONSOLIDATED BALANCE SHEET

(in millions, except shares)	Sep 30, 2020	Dec 31, 2019	% Change
Assets
Cash and due from banks	$25,535	21,757	17%
Interest-earning deposits with banks	221,235	119,493	85
Total cash, cash equivalents, and restricted cash	246,770	141,250	75
Federal funds sold and securities purchased under resale agreements	69,304	102,140	(32)
Debt securities:
Trading, at fair value	73,253	79,733	(8)
Available-for-sale, at fair value (includes allowance for credit losses)	220,573	263,459	(16)
Held-to-maturity, at amortized cost, net of allowance for credit losses	182,595	153,933	19
Mortgage loans held for sale	23,307	23,342	—
Loans held for sale	1,697	977	74
Loans	920,082	962,265	(4)
Allowance for loan losses	(19,463)	(9,551)	104
Net loans	900,619	952,714	(5)
Mortgage servicing rights:
Measured at fair value	6,355	11,517	(45)
Amortized	1,325	1,430	(7)
Premises and equipment, net	8,977	9,309	(4)
Goodwill	26,387	26,390	—
Derivative assets	23,715	14,203	67
Equity securities	51,169	68,241	(25)
Other assets	86,174	78,917	9
Total assets	$1,922,220	1,927,555	—
Liabilities
Noninterest-bearing deposits	$447,011	344,496	30
Interest-bearing deposits	936,204	978,130	(4)
Total deposits	1,383,215	1,322,626	5
Short-term borrowings	55,224	104,512	(47)
Derivative liabilities	13,767	9,079	52
Accrued expenses and other liabilities	72,271	75,163	(4)
Long-term debt	215,711	228,191	(5)
Total liabilities	1,740,188	1,739,571	—
Equity
Wells Fargo stockholders’ equity:
Preferred stock	21,098	21,549	(2)
Common stock – $1-2/3 par value, authorized 9,000,000,000 shares; issued 5,481,811,474 shares	9,136	9,136	—
Additional paid-in capital	60,035	61,049	(2)
Retained earnings	160,913	166,697	(3)
Cumulative other comprehensive income (loss)	(750)	(1,311)	(43)
Treasury stock – 1,349,294,592 shares and 1,347,385,537 shares	(68,384)	(68,831)	(1)
Unearned ESOP shares	(875)	(1,143)	(23)
Total Wells Fargo stockholders’ equity	181,173	187,146	(3)
Noncontrolling interests	859	838	3
Total equity	182,032	187,984	(3)
Total liabilities and equity	$1,922,220	1,927,555	—

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED BALANCE SHEET

(in millions)	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019
Assets
Cash and due from banks	$25,535	24,704	22,738	21,757	22,401
Interest-earning deposits with banks	221,235	237,799	128,071	119,493	126,330
Total cash, cash equivalents, and restricted cash	246,770	262,503	150,809	141,250	148,731
Federal funds sold and securities purchased under resale agreements	69,304	79,289	86,465	102,140	103,051
Debt securities:
Trading, at fair value	73,253	74,679	80,425	79,733	79,113
Available-for-sale, at fair value (includes allowance for credit losses)	220,573	228,899	251,229	263,459	271,236
Held-to-maturity, at amortized cost, net of allowance for credit losses	182,595	169,002	169,909	153,933	153,179
Mortgage loans held for sale	23,307	32,355	21,795	23,342	25,448
Loans held for sale	1,697	1,339	1,883	977	1,532
Loans	920,082	935,155	1,009,843	962,265	954,915
Allowance for loan losses	(19,463)	(18,926)	(11,263)	(9,551)	(9,715)
Net loans	900,619	916,229	998,580	952,714	945,200
Mortgage servicing rights:
Measured at fair value	6,355	6,819	8,126	11,517	11,072
Amortized	1,325	1,361	1,406	1,430	1,397
Premises and equipment, net	8,977	9,025	9,108	9,309	9,315
Goodwill	26,387	26,385	26,381	26,390	26,388
Derivative assets	23,715	22,776	25,023	14,203	14,680
Equity securities	51,169	52,494	54,047	68,241	63,884
Other assets	86,174	85,611	96,163	78,917	89,724
Total assets	$1,922,220	1,968,766	1,981,349	1,927,555	1,943,950
Liabilities
Noninterest-bearing deposits	$447,011	432,857	379,678	344,496	355,259
Interest-bearing deposits	936,204	977,854	996,854	978,130	953,236
Total deposits	1,383,215	1,410,711	1,376,532	1,322,626	1,308,495
Short-term borrowings	55,224	60,485	92,289	104,512	123,908
Derivative liabilities	13,767	11,368	15,618	9,079	9,948
Accrued expenses and other liabilities	72,271	75,159	76,238	75,163	76,532
Long-term debt	215,711	230,921	237,342	228,191	230,651
Total liabilities	1,740,188	1,788,644	1,798,019	1,739,571	1,749,534
Equity
Wells Fargo stockholders’ equity:
Preferred stock	21,098	21,098	21,347	21,549	21,549
Common stock	9,136	9,136	9,136	9,136	9,136
Additional paid-in capital	60,035	59,923	59,849	61,049	60,866
Retained earnings	160,913	159,952	165,308	166,697	166,320
Cumulative other comprehensive income (loss)	(750)	(798)	(1,564)	(1,311)	(1,639)
Treasury stock	(68,384)	(69,050)	(70,215)	(68,831)	(61,785)
Unearned ESOP shares	(875)	(875)	(1,143)	(1,143)	(1,143)
Total Wells Fargo stockholders’ equity	181,173	179,386	182,718	187,146	193,304
Noncontrolling interests	859	736	612	838	1,112
Total equity	182,032	180,122	183,330	187,984	194,416
Total liabilities and equity	$1,922,220	1,968,766	1,981,349	1,927,555	1,943,950

Wells Fargo & Company and Subsidiaries
FIVE QUARTER TRADING ASSETS AND LIABILITIES

(in millions)	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019
Trading assets
Debt securities	$73,253	74,679	80,425	79,733	79,113
Equity securities	14,058	12,591	13,573	27,440	24,436
Loans held for sale	1,688	1,201	1,673	972	1,501
Gross trading derivative assets	57,990	60,644	72,527	34,825	39,926
Netting (1)	(35,662)	(39,885)	(49,821)	(21,463)	(26,414)
Total trading derivative assets	22,328	20,759	22,706	13,362	13,512
Total trading assets	111,327	109,230	118,377	121,507	118,562
Trading liabilities
Short sales	18,779	20,213	17,603	17,430	18,290
Gross trading derivative liabilities	51,241	54,985	67,891	33,861	38,308
Netting (1)	(39,278)	(44,901)	(53,598)	(26,074)	(29,708)
Total trading derivative liabilities	11,963	10,084	14,293	7,787	8,600
Total trading liabilities	$30,742	30,297	31,896	25,217	26,890
(1)Represents balance sheet netting for trading derivative asset and liability balances, and trading portfolio level counterparty valuation adjustments.
FIVE QUARTER DEBT SECURITIES

(in millions)	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019
Trading debt securities	$73,253	74,679	80,425	79,733	79,113
Available-for-sale debt securities:
Securities of U.S. Treasury and federal agencies	5,975	7,983	11,036	14,960	16,549
Securities of U.S. states and political subdivisions	31,511	33,011	38,144	40,337	40,503
Mortgage-backed securities:
Federal agencies	135,227	144,835	160,214	162,453	167,535
Residential and commercial	3,884	4,100	4,430	4,761	5,079
Total mortgage-backed securities	139,111	148,935	164,644	167,214	172,614
Other debt securities	43,976	38,970	37,405	40,948	41,570
Total available-for-sale debt securities	220,573	228,899	251,229	263,459	271,236
Held-to-maturity debt securities:
Securities of U.S. Treasury and federal agencies	48,587	48,578	48,569	45,541	44,774
Securities of U.S. states and political subdivisions	14,232	14,277	14,304	13,486	12,719
Federal agency and other mortgage-backed securities (1)	119,766	106,133	107,013	94,869	95,637
Other debt securities	10	14	23	37	49
Total held-to-maturity debt securities	182,595	169,002	169,909	153,933	153,179
Total debt securities	$476,421	472,580	501,563	497,125	503,528
Allowance for credit losses for debt securities (2):
Available-for-sale debt securities (included in fair value)	$79	114	161	—	—
Held-to-maturity debt securities (netted against amortized cost)	26	20	11	—	—
Total allowance for credit losses for debt securities	$105	134	172	—	—
(1)Predominantly consists of federal agency mortgage-backed securities.
(2)Represents the allowance for credit losses for debt securities as a result of our adoption of ASU 2016-13, Financial Instruments – Credit Losses, on January 1, 2020.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER EQUITY SECURITIES

(in millions)	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019
Held for trading at fair value:
Marketable equity securities	$14,058	12,591	13,573	27,440	24,436
Not held for trading:
Fair value:
Marketable equity securities (1)	2,412	6,426	7,708	6,481	6,639
Nonmarketable equity securities	8,583	8,322	6,895	8,015	7,293
Total equity securities at fair value	10,995	14,748	14,603	14,496	13,932
Equity method:
Low-income housing tax credit investments	11,295	11,294	11,290	11,343	11,068
Private equity	2,841	3,351	3,351	3,459	3,425
Tax-advantaged renewable energy	4,142	3,940	3,991	3,811	3,143
New market tax credit and other	356	377	387	387	390
Total equity method	18,634	18,962	19,019	19,000	18,026
Other:
Federal Reserve Bank stock and other at cost (2)	3,585	3,794	4,512	4,790	5,021
Private equity (3)	3,897	2,399	2,340	2,515	2,469
Total equity securities not held for trading	37,111	39,903	40,474	40,801	39,448
Total equity securities	$51,169	52,494	54,047	68,241	63,884
(1)Includes $206 million, $191 million, $3.1 billion, $3.8 billion and $3.5 billion at September 30, June 30 and March 31, 2020, and December 31 and September 30, 2019, respectively, related to securities held as economic hedges of our deferred compensation plan liabilities. In second quarter 2020, we entered into arrangements to transition our economic hedges of our deferred compensation plan liabilities from equity securities to derivative instruments.
(2)Includes $3.5 billion, $3.8 billion, $4.5 billion, $4.8 billion and $5.0 billion at September 30, June 30 and March 31, 2020, and December 31 and September 30, 2019, respectively, related to investments in Federal Reserve Bank and Federal Home Loan Bank stock.
(3)Represents nonmarketable equity securities accounted for under the measurement alternative.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER LOANS

(in millions)	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019
Commercial:
Commercial and industrial	$320,913	350,116	405,020	354,125	350,875
Real estate mortgage	121,910	123,967	122,767	121,824	121,936
Real estate construction	22,519	21,694	20,812	19,939	19,921
Lease financing	16,947	17,410	19,136	19,831	19,600
Total commercial	482,289	513,187	567,735	515,719	512,332
Consumer:
Real estate 1-4 family first mortgage	294,990	277,945	292,920	293,847	290,604
Real estate 1-4 family junior lien mortgage	25,162	26,839	28,527	29,509	30,838
Credit card	36,021	36,018	38,582	41,013	39,629
Automobile	48,450	48,808	48,568	47,873	46,738
Other revolving credit and installment	33,170	32,358	33,511	34,304	34,774
Total consumer	437,793	421,968	442,108	446,546	442,583
Total loans	$920,082	935,155	1,009,843	962,265	954,915
Our non-U.S. loans are reported by respective class of financing receivable in the table above. Substantially all of our non-U.S. loan portfolio is commercial loans. The following table presents total non-U.S. commercial loans outstanding by class of financing receivable.

(in millions)	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019
Non-U.S. commercial loans:
Commercial and industrial	$61,594	67,015	78,753	70,494	64,418
Real estate mortgage	6,228	6,460	6,309	7,004	7,056
Real estate construction	1,898	1,697	1,478	1,434	1,262
Lease financing	1,156	1,146	1,120	1,220	1,197
Total non-U.S. commercial loans	$70,876	76,318	87,660	80,152	73,933

Wells Fargo & Company and Subsidiaries
FIVE QUARTER NONPERFORMING ASSETS (NONACCRUAL LOANS AND FORECLOSED ASSETS)

(in millions)	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019
Nonaccrual loans:
Commercial:
Commercial and industrial	$2,834	2,896	1,779	1,545	1,539
Real estate mortgage	1,343	1,217	944	573	669
Real estate construction	34	34	21	41	32
Lease financing	187	138	131	95	72
Total commercial	4,398	4,285	2,875	2,254	2,312
Consumer:
Real estate 1-4 family first mortgage (1) (2)	2,641	2,393	2,372	2,150	2,261
Real estate 1-4 family junior lien mortgage (2)	767	753	769	796	819
Automobile	176	129	99	106	110
Other revolving credit and installment	40	45	41	40	43
Total consumer	3,624	3,320	3,281	3,092	3,233
Total nonaccrual loans	$8,022	7,605	6,156	5,346	5,545
As a percentage of total loans	0.87%	0.81	0.61	0.56	0.58
Foreclosed assets:
Government insured/guaranteed	$22	31	43	50	59
Non-government insured/guaranteed	134	164	209	253	378
Total foreclosed assets	156	195	252	303	437
Total nonperforming assets	$8,178	7,800	6,408	5,649	5,982
As a percentage of total loans	0.89%	0.83	0.63	0.59	0.63
(1)Amounts are not comparative due to our adoption of ASU 2016-13, Financial Instruments – Credit Losses, on January 1, 2020. Prior to January 1, 2020, pools of individual purchased credit-impaired (PCI) loans were excluded because they continued to earn interest income from the accretable yield at the pool level. With the adoption of ASU 2016-13, the pools were discontinued and performance is based on contractual terms for individual loans.
(2)Real estate 1-4 family mortgage loans predominantly insured by the Federal Housing Administration (FHA) or guaranteed by the Department of Veterans Affairs (VA) are not placed on nonaccrual status because they are insured or guaranteed.

LOANS 90 DAYS OR MORE PAST DUE AND STILL ACCRUING

(in millions)	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019
Total:	$11,698	9,739	7,023	7,285	7,130
Less: FHA insured/VA guaranteed (1)	11,041	8,922	6,142	6,352	6,308
Total, not government insured/guaranteed	$657	817	881	933	822
By segment and class, not government insured/guaranteed:
Commercial:
Commercial and industrial	$61	101	24	47	6
Real estate mortgage	47	44	28	31	28
Real estate construction	—	—	1	—	—
Total commercial	108	145	53	78	34
Consumer:
Real estate 1-4 family first mortgage (2)	97	93	128	112	100
Real estate 1-4 family junior lien mortgage (2)	28	19	25	32	35
Credit card	297	418	528	546	491
Automobile	50	54	69	78	75
Other revolving credit and installment	77	88	78	87	87
Total consumer	549	672	828	855	788
Total, not government insured/guaranteed	$657	817	881	933	822
(1)Represents loans whose repayments are largely insured by the FHA or guaranteed by the VA.
(2)Amounts are not comparative due to our adoption of ASU 2016-13, Financial Instruments – Credit Losses, on January 1, 2020. Total loans 90 days or more past due and still accruing exclude PCI loans of $102 million and $119 million at December 31 and September 30, 2019, respectively.

Wells Fargo & Company and Subsidiaries
CHANGES IN ALLOWANCE FOR CREDIT LOSSES FOR LOANS

	Quarter ended September 30,		Nine months ended September 30,
(in millions)	2020	2019	2020	2019
Balance, beginning of period	$20,436	10,603	10,456	10,707
Cumulative effect from change in accounting policies (1)	—	—	(1,337)	—
Allowance for purchased credit deteriorated (PCD) loans (2)	—	—	8	—
Balance, beginning of period, adjusted	20,436	10,603	9,127	10,707
Provision for credit losses	751	695	14,149	2,043
Interest income on certain impaired loans (3)	(41)	(34)	(117)	(112)
Loan charge-offs:
Commercial:
Commercial and industrial	(327)	(209)	(1,260)	(590)
Real estate mortgage	(59)	(2)	(134)	(28)
Real estate construction	—	—	—	(1)
Lease financing	(34)	(12)	(66)	(35)
Total commercial	(420)	(223)	(1,460)	(654)
Consumer:
Real estate 1-4 family first mortgage	(20)	(31)	(63)	(101)
Real estate 1-4 family junior lien mortgage	(22)	(27)	(70)	(90)
Credit card	(339)	(404)	(1,225)	(1,278)
Automobile	(99)	(156)	(413)	(485)
Other revolving credit and installment	(94)	(168)	(372)	(497)
Total consumer	(574)	(786)	(2,143)	(2,451)
Total loan charge-offs	(994)	(1,009)	(3,603)	(3,105)
Loan recoveries:
Commercial:
Commercial and industrial	53	62	132	151
Real estate mortgage	3	10	13	26
Real estate construction	2	8	19	13
Lease financing	6	4	14	15
Total commercial	64	84	178	205
Consumer:
Real estate 1-4 family first mortgage	21	36	65	148
Real estate 1-4 family junior lien mortgage	36	49	101	140
Credit card	94	85	276	258
Automobile	68	80	194	266
Other revolving credit and installment	28	30	84	95
Total consumer	247	280	720	907
Total loan recoveries	311	364	898	1,112
Net loan charge-offs	(683)	(645)	(2,705)	(1,993)
Other	8	(6)	17	(32)
Balance, end of period	$20,471	10,613	20,471	10,613
Components:
Allowance for loan losses	$19,463	9,715	19,463	9,715
Allowance for unfunded credit commitments	1,008	898	1,008	898
Allowance for credit losses for loans	$20,471	10,613	20,471	10,613
Net loan charge-offs (annualized) as a percentage of average total loans	0.29%	0.27	0.38	0.28
Allowance for loan losses as a percentage of total loans	2.12	1.02	2.12	1.02
Allowance for credit losses for loans as a percentage of total loans	2.22	1.11	2.22	1.11
(1)Represents the overall decrease in our allowance for credit losses for loans as a result of our adoption of ASU 2016-13, Financial Instruments – Credit Losses, on January 1, 2020.
(2)Represents the allowance for credit losses for PCI loans that automatically became purchased credit-deteriorated (PCD) loans with the adoption of ASU 2016-13.
(3)Certain impaired loans with an allowance for credit losses calculated by discounting expected cash flows using the loan’s effective interest rate over the remaining life of the loan recognize changes in the allowance for credit losses attributable to the passage of time as interest income.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CHANGES IN ALLOWANCE FOR CREDIT LOSSES FOR LOANS

	Quarter ended
(in millions)	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019
Balance, beginning of quarter	$20,436	12,022	10,456	10,613	10,603
Cumulative effect from change in accounting policies (1)	—	—	(1,337)	—	—
Allowance for purchased credit-deteriorated (PCD) loans (2)	—	—	8	—	—
Balance, beginning of quarter, adjusted	20,436	12,022	9,127	10,613	10,603
Provision for credit losses	751	9,565	3,833	644	695
Interest income on certain loans (3)	(41)	(38)	(38)	(35)	(34)
Loan charge-offs:
Commercial:
Commercial and industrial	(327)	(556)	(377)	(212)	(209)
Real estate mortgage	(59)	(72)	(3)	(10)	(2)
Real estate construction	—	—	—	—	—
Lease financing	(34)	(19)	(13)	(35)	(12)
Total commercial	(420)	(647)	(393)	(257)	(223)
Consumer:
Real estate 1-4 family first mortgage	(20)	(20)	(23)	(28)	(31)
Real estate 1-4 family junior lien mortgage	(22)	(18)	(30)	(28)	(27)
Credit card	(339)	(415)	(471)	(436)	(404)
Automobile	(99)	(158)	(156)	(162)	(156)
Other revolving credit and installment	(94)	(113)	(165)	(177)	(168)
Total consumer	(574)	(724)	(845)	(831)	(786)
Total loan charge-offs	(994)	(1,371)	(1,238)	(1,088)	(1,009)
Loan recoveries:
Commercial:
Commercial and industrial	53	35	44	44	62
Real estate mortgage	3	5	5	6	10
Real estate construction	2	1	16	—	8
Lease financing	6	4	4	4	4
Total commercial	64	45	69	54	84
Consumer:
Real estate 1-4 family first mortgage	21	18	26	31	36
Real estate 1-4 family junior lien mortgage	36	30	35	44	49
Credit card	94	88	94	86	85
Automobile	68	52	74	75	80
Other revolving credit and installment	28	25	31	29	30
Total consumer	247	213	260	265	280
Total loan recoveries	311	258	329	319	364
Net loan charge-offs	(683)	(1,113)	(909)	(769)	(645)
Other	8	—	9	3	(6)
Balance, end of quarter	$20,471	20,436	12,022	10,456	10,613
Components:
Allowance for loan losses	$19,463	18,926	11,263	9,551	9,715
Allowance for unfunded credit commitments	1,008	1,510	759	905	898
Allowance for credit losses for loans	$20,471	20,436	12,022	10,456	10,613
Net loan charge-offs (annualized) as a percentage of average total loans	0.29%	0.46	0.38	0.32	0.27
Allowance for loan losses as a percentage of:
Total loans	2.12	2.02	1.12	0.99	1.02
Nonaccrual loans	243	249	183	179	175
Nonaccrual loans and other nonperforming assets	238	243	176	169	162
Total net loan charge-offs (annualized)	716	422	308	346	379
Allowance for credit losses for loans as a percentage of:
Total loans	2.22	2.19	1.19	1.09	1.11
Nonaccrual loans	255	269	195	196	191
Nonaccrual loans and other nonperforming assets	250	262	188	185	177
(1)Represents the overall decrease in our allowance for credit losses for loans as a result of our adoption of ASU 2016-13, Financial Instruments – Credit Losses, on January 1, 2020.
(2)Represents the allowance for credit losses for PCI loans that automatically became PCD loans with the adoption of ASU 2016-13.
(3)Loans with an allowance for credit losses measured by discounting expected cash flows using the loan’s effective interest rate over the remaining life of the loan recognize changes in the allowance for credit losses attributable to the passage of time as interest income.

Wells Fargo & Company and Subsidiaries
ALLOCATION OF ALLOWANCE FOR CREDIT LOSSES FOR LOANS

	Sep 30, 2020		Jun 30, 2020		Mar 31, 2020		Jan 1, 2020		Dec 31, 2019 (1)
($ in millions)	ACL	ACL as % of loan class	ACL	ACL as % of loan class	ACL	ACL as % of loan class	ACL	ACL as % of loan class	ACL	ACL as % of loan class
Commercial:
Commercial and industrial	$7,845	2.44%	$8,109	2.32%	$4,231	1.04%	$2,490	0.70%	$3,600	1.02%
Real estate mortgage	2,517	2.06	2,395	1.93	848	0.69	702	0.58	1,236	1.01
Real estate construction	521	2.31	484	2.23	36	0.17	42	0.21	1,079	5.41
Lease financing	659	3.89	681	3.91	164	0.86	149	0.75	330	1.66
Total commercial	11,542	2.39	11,669	2.27	5,279	0.93	3,383	0.66	6,245	1.21
Consumer:
Real estate 1-4 family first mortgage	1,519	0.51	1,541	0.55	836	0.29	845	0.29	692	0.24
Real estate 1-4 family junior lien mortgage	710	2.82	725	2.70	125	0.44	78	0.26	247	0.84
Credit card	4,082	11.33	3,777	10.49	3,481	9.02	2,913	7.10	2,252	5.49
Automobile	1,225	2.53	1,174	2.41	1,016	2.09	719	1.50	459	0.96
Other revolving credit and installment	1,393	4.20	1,550	4.79	1,285	3.83	1,188	3.46	561	1.64
Total consumer	8,929	2.04	8,767	2.08	6,743	1.53	5,743	1.29	4,211	0.94
Total	$20,471	2.22%	$20,436	2.19%	$12,022	1.19%	$9,126	0.95%	$10,456	1.09%
(1)Amounts are not comparative due to our adoption of ASU 2016-13, Financial Instruments – Credit Losses, on January 1, 2020.

Wells Fargo & Company and Subsidiaries
TANGIBLE COMMON EQUITY

We also evaluate our business based on certain ratios that utilize tangible common equity. Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, goodwill, certain identifiable intangible assets (other than mortgage servicing rights (MSRs)) and goodwill and other intangibles on nonmarketable equity securities, net of applicable deferred taxes. These tangible common equity ratios are as follows:
•Tangible book value per common share, which represents tangible common equity divided by common shares outstanding; and
•Return on average tangible common equity (ROTCE), which represents our annualized earnings contribution as a percentage of tangible common equity.

The methodology of determining tangible common equity may differ among companies. Management believes that tangible book value per common share and return on average tangible common equity, which utilize tangible common equity, are useful financial measures because they enable investors and others to assess the Company’s use of equity.
The tables below provide a reconciliation of these non-GAAP financial measures to GAAP financial measures.

(in millions, except ratios)		Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019
Tangible book value per common share:
Total equity		$182,032	180,122	183,330	187,984	194,416
Adjustments:
Preferred stock		(21,098)	(21,098)	(21,347)	(21,549)	(21,549)
Additional paid-in capital on preferred stock		159	159	140	(71)	(71)
Unearned ESOP shares		875	875	1,143	1,143	1,143
Noncontrolling interests		(859)	(736)	(612)	(838)	(1,112)
Total common stockholders' equity	(A)	161,109	159,322	162,654	166,669	172,827
Adjustments:
Goodwill		(26,387)	(26,385)	(26,381)	(26,390)	(26,388)
Certain identifiable intangible assets (other than MSRs)		(366)	(389)	(413)	(437)	(465)
Goodwill and other intangibles on nonmarketable equity securities (included in other assets)		(2,019)	(2,050)	(1,894)	(2,146)	(2,295)
Applicable deferred taxes related to goodwill and other intangible assets (1)		842	831	821	810	802
Tangible common equity	(B)	$133,179	131,329	134,787	138,506	144,481
Common shares outstanding	(C)	4,132.5	4,119.6	4,096.4	4,134.4	4,269.1
Book value per common share	(A)/(C)	$38.99	38.67	39.71	40.31	40.48
Tangible book value per common share	(B)/(C)	32.23	31.88	32.90	33.50	33.84

		Quarter ended					Nine months ended
(in millions, except ratios)		Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Sep 30, 2020	Sep 30, 2019
Return on average tangible common equity:
Net income applicable to common stock	(A)	$1,720	(2,694)	42	2,546	4,037	(932)	15,392
Average total equity		182,850	184,108	188,170	192,393	200,095	185,035	199,383
Adjustments:
Preferred stock		(21,098)	(21,344)	(21,794)	(21,549)	(22,325)	(21,411)	(22,851)
Additional paid-in capital on preferred stock		158	140	135	(71)	(78)	145	(84)
Unearned ESOP shares		875	1,140	1,143	1,143	1,290	1,052	1,361
Noncontrolling interests		(761)	(643)	(785)	(945)	(1,065)	(730)	(968)
Average common stockholders’ equity	(B)	162,024	163,401	166,869	170,971	177,917	164,091	176,841
Adjustments:
Goodwill		(26,388)	(26,384)	(26,387)	(26,389)	(26,413)	(26,386)	(26,416)
Certain identifiable intangible assets (other than MSRs)		(378)	(402)	(426)	(449)	(477)	(401)	(508)
Goodwill and other intangibles on nonmarketable equity securities (included in other assets)		(2,045)	(1,922)	(2,152)	(2,223)	(2,159)	(2,040)	(2,158)
Applicable deferred taxes related to goodwill and other intangible assets (1)		838	828	818	807	797	828	787
Average tangible common equity	(C)	$134,051	135,521	138,722	142,717	149,665	136,092	148,546
Return on average common stockholders’ equity (ROE) (annualized)	(A)/(B)	4.22%	(6.63)	0.10	5.91	9.00	(0.76)	11.64
Return on average tangible common equity (ROTCE) (annualized)	(A)/(C)	5.10	(8.00)	0.12	7.08	10.70	(0.91)	13.85
(1)Determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period end.

Wells Fargo & Company and Subsidiaries
COMMON EQUITY TIER 1 UNDER BASEL III – STANDARDIZED APPROACH (1)

		Estimated
(in billions, except ratio)		Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019
Total equity		$182.0	180.1	183.3	188.0	194.4
Adjustments:
Preferred stock		(21.1)	(21.1)	(21.3)	(21.5)	(21.5)
Additional paid-in capital on preferred stock		0.1	0.1	0.1	(0.1)	(0.1)
Unearned ESOP shares		0.9	0.9	1.1	1.1	1.1
Noncontrolling interests		(0.9)	(0.7)	(0.6)	(0.8)	(1.1)
Total common stockholders' equity		161.0	159.3	162.6	166.7	172.8
Adjustments:
Goodwill		(26.4)	(26.4)	(26.4)	(26.4)	(26.4)
Certain identifiable intangible assets (other than MSRs)		(0.4)	(0.4)	(0.4)	(0.4)	(0.5)
Goodwill and other intangibles on nonmarketable equity securities (included in other assets)		(2.0)	(2.1)	(1.9)	(2.1)	(2.3)
Applicable deferred taxes related to goodwill and other intangible assets (2)		0.8	0.8	0.8	0.8	0.8
CECL transition provision (3)		1.9	1.9	—	—	—
Other		—	(0.1)	—	0.2	0.3
Common Equity Tier 1 under Basel III	(A)	134.9	133.0	134.7	138.8	144.7
Total risk-weighted assets (RWAs) anticipated under Basel III (4)	(B)	$1,184.4	1,213.1	1,262.8	1,245.8	1,246.2
Common Equity Tier 1 to total RWAs anticipated under Basel III (4)	(A)/(B)	11.4%	11.0	10.7	11.1	11.6
(1)Basel III capital rules, adopted by the Federal Reserve Board on July 2, 2013, revised the definition of capital, increased minimum capital ratios, and introduced a minimum Common Equity Tier 1 (CET1) ratio. The rules are being phased in through the end of 2021. The Basel III capital requirements for calculating CET1 and tier 1 capital, along with RWAs, are fully phased-in.
(2)Determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period end.
(3)In second quarter 2020, the Company elected to apply a modified transition provision issued by federal banking regulators related to the impact of the current expected credit loss (CECL) accounting standard on regulatory capital. The rule permits certain banking organizations to exclude from regulatory capital the initial adoption impact of CECL, plus 25% of the cumulative changes in the allowance for credit losses (ACL) under CECL for each period until December 31, 2021, followed by a three-year phase-out of the benefits. The impact of the CECL transition provision on our regulatory capital at September 30, 2020, was an increase in capital of $1.9 billion, reflecting a $991 million (post-tax) increase in capital recognized upon our initial adoption of CECL, offset by 25% of the $11.5 billion increase in our ACL under CECL from January 1, 2020, through September 30, 2020.
(4)The final Basel III capital rules provide for two capital frameworks: the Standardized Approach and the Advanced Approach applicable to certain institutions. Accordingly, in the assessment of our capital adequacy, we must report the lower of our CET1, tier 1 and total capital ratios calculated under the Standardized Approach and under the Advanced Approach. Based on preliminary estimates, our CET1 ratio as of September 30, 2020, was lower under the Basel III Standardized Approach RWAs. Our CET1 ratio for June 30 and March 31, 2020, and December 31 and September 30, 2019, was lower under the Basel III Standardized Approach RWAs.

Wells Fargo & Company and Subsidiaries
OPERATING SEGMENT RESULTS (1)

(income/expense in millions, average balances in billions)	Community Banking		Wholesale Banking		Wealth and Investment Management		Other (2)		Consolidated Company
	2020	2019	2020	2019	2020	2019	2020	2019	2020	2019
Quarter ended September 30,
Net interest income (3)	$5,587	6,769	3,481	4,382	771	989	(471)	(515)	9,368	11,625
Provision (reversal of provision) for credit losses	556	608	219	92	(9)	3	3	(8)	769	695
Noninterest income	5,135	4,470	2,113	2,560	3,023	4,152	(777)	(797)	9,494	10,385
Noninterest expense	8,947	8,766	4,013	3,889	3,184	3,431	(915)	(887)	15,229	15,199
Income (loss) before income tax expense (benefit)	1,219	1,865	1,362	2,961	619	1,707	(336)	(417)	2,864	6,116
Income tax expense (benefit) (4)	703	667	(127)	315	153	426	(84)	(104)	645	1,304
Net income (loss) before noncontrolling interests	516	1,198	1,489	2,646	466	1,281	(252)	(313)	2,219	4,812
Less: Net income (loss) from noncontrolling interests	180	199	1	2	3	1	—	—	184	202
Net income (loss)	$336	999	1,488	2,644	463	1,280	(252)	(313)	2,035	4,610

Average loans	$457.6	459.0	455.1	474.3	79.8	75.9	(60.8)	(59.4)	931.7	949.8
Average assets	1,119.8	1,033.9	801.4	869.2	88.2	84.7	(61.7)	(60.4)	1,947.7	1,927.4
Average deposits	881.7	789.7	418.8	422.0	175.3	142.4	(76.8)	(62.7)	1,399.0	1,291.4

Nine months ended September 30,
Net interest income (3)	$18,073	21,083	11,508	13,451	2,374	3,127	(1,395)	(1,630)	30,560	36,031
Provision (reversal of provision) for credit losses	5,652	1,797	8,535	254	256	6	(135)	(14)	14,308	2,043
Noninterest income	10,911	13,711	6,466	7,667	8,795	10,143	(2,317)	(2,349)	23,855	29,172
Noninterest expense	24,409	23,667	11,739	11,609	9,440	9,980	(2,760)	(2,692)	42,828	42,564
Income (loss) before income tax expense (benefit)	(1,077)	9,330	(2,300)	9,255	1,473	3,284	(817)	(1,273)	(2,721)	20,596
Income tax expense (benefit) (4)	(1,319)	1,929	(1,959)	1,049	369	819	(204)	(318)	(3,113)	3,479
Net income (loss) before noncontrolling interests	242	7,401	(341)	8,206	1,104	2,465	(613)	(955)	392	17,117
Less: Net income (loss) from noncontrolling interests	82	432	3	3	(2)	6	—	—	83	441
Net income (loss)	$160	6,969	(344)	8,203	1,106	2,459	(613)	(955)	309	16,676

Average loans	$456.5	458.3	481.2	474.9	79.0	75.1	(60.8)	(59.2)	955.9	949.1
Average assets	1,073.1	1,024.8	849.7	855.4	88.0	83.9	(61.7)	(60.2)	1,949.1	1,903.9
Average deposits	843.0	777.7	438.8	414.1	166.2	146.3	(73.4)	(63.9)	1,374.6	1,274.2

(1)The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment.
(2)Includes the elimination of certain items that are included in more than one business segment, substantially all of which represents products and services for Wealth and Investment Management customers served through Community Banking distribution channels.
(3)Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets as well as interest credits for any funding of a segment available to be provided to other segments. The cost of liabilities includes actual interest expense on segment liabilities as well as funding charges for any funding provided from other segments.
(4)Income tax expense (benefit) for our Wholesale Banking operating segment included income tax credits related to low-income housing and renewable energy investments of $469 million and $1.4 billion for the third quarter and first nine months of 2020, respectively, and $422 million and $1.3 billion for the third quarter and first nine months of 2019, respectively.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER OPERATING SEGMENT RESULTS (1)

				Quarter ended
(income/expense in millions, average balances in billions)	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019
COMMUNITY BANKING
Net interest income (2)	$5,587	5,699	6,787	6,527	6,769
Provision for credit losses	556	3,378	1,718	522	608
Noninterest income	5,135	3,067	2,709	3,995	4,470
Noninterest expense	8,947	8,346	7,116	9,029	8,766
Income (loss) before income tax expense (benefit)	1,219	(2,958)	662	971	1,865
Income tax expense (benefit)	703	(2,666)	644	497	667
Net income (loss) before noncontrolling interests	516	(292)	18	474	1,198
Less: Net income (loss) from noncontrolling interests	180	39	(137)	45	199
Segment net income (loss)	$336	(331)	155	429	999
Average loans	$457.6	449.3	462.6	462.5	459.0
Average assets	1,119.8	1,059.8	1,039.2	1,039.3	1,033.9
Average deposits	881.7	848.5	798.6	794.6	789.7
WHOLESALE BANKING
Net interest income (2)	$3,481	3,891	4,136	4,248	4,382
Provision for credit losses	219	6,028	2,288	124	92
Noninterest income	2,113	2,672	1,681	2,311	2,560
Noninterest expense	4,013	3,963	3,763	3,743	3,889
Income (loss) before income tax expense (benefit)	1,362	(3,428)	(234)	2,692	2,961
Income tax expense (benefit) (3)	(127)	(1,286)	(546)	197	315
Net income (loss) before noncontrolling interests	1,489	(2,142)	312	2,495	2,646
Less: Net income from noncontrolling interests	1	1	1	2	2
Segment net income (loss)	$1,488	(2,143)	311	2,493	2,644
Average loans	$455.1	504.3	484.5	476.5	474.3
Average assets	801.4	863.2	885.0	877.6	869.2
Average deposits	418.8	441.2	456.6	447.4	422.0
WEALTH AND INVESTMENT MANAGEMENT
Net interest income (2)	$771	736	867	910	989
Provision (reversal of provision) for credit losses	(9)	257	8	(1)	3
Noninterest income	3,023	2,924	2,848	3,161	4,152
Noninterest expense	3,184	3,153	3,103	3,729	3,431
Income before income tax expense	619	250	604	343	1,707
Income tax expense	153	63	153	85	426
Net income before noncontrolling interests	466	187	451	258	1,281
Less: Net income (loss) from noncontrolling interests	3	7	(12)	4	1
Segment net income	$463	180	463	254	1,280
Average loans	$79.8	78.7	78.5	77.1	75.9
Average assets	88.2	87.7	88.1	85.5	84.7
Average deposits	175.3	171.8	151.4	145.0	142.4
OTHER (4)
Net interest income (2)	$(471)	(446)	(478)	(485)	(515)
Provision (reversal of provision) for credit losses	3	(129)	(9)	(1)	(8)
Noninterest income	(777)	(707)	(833)	(807)	(797)
Noninterest expense	(915)	(911)	(934)	(887)	(887)
Loss before income tax benefit	(336)	(113)	(368)	(404)	(417)
Income tax benefit	(84)	(28)	(92)	(101)	(104)
Net loss before noncontrolling interests	(252)	(85)	(276)	(303)	(313)
Less: Net income from noncontrolling interests	—	—	—	—	—
Other net loss	$(252)	(85)	(276)	(303)	(313)
Average loans	$(60.8)	(61.0)	(60.6)	(59.6)	(59.4)
Average assets	(61.7)	(61.8)	(61.6)	(60.6)	(60.4)
Average deposits	(76.8)	(74.8)	(68.6)	(65.1)	(62.7)
CONSOLIDATED COMPANY
Net interest income (2)	$9,368	9,880	11,312	11,200	11,625
Provision for credit losses	769	9,534	4,005	644	695
Noninterest income	9,494	7,956	6,405	8,660	10,385
Noninterest expense	15,229	14,551	13,048	15,614	15,199
Income (loss) before income tax expense (benefit)	2,864	(6,249)	664	3,602	6,116
Income tax expense (benefit)	645	(3,917)	159	678	1,304
Net income (loss) before noncontrolling interests	2,219	(2,332)	505	2,924	4,812
Less: Net income (loss) from noncontrolling interests	184	47	(148)	51	202
Wells Fargo net income (loss)	$2,035	(2,379)	653	2,873	4,610
Average loans	$931.7	971.3	965.0	956.5	949.8
Average assets	1,947.7	1,948.9	1,950.7	1,941.8	1,927.4
Average deposits	1,399.0	1,386.7	1,338.0	1,321.9	1,291.4
(1)The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment.
(2)Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets as well as interest credits for any funding of a segment available to be provided to other segments. The cost of liabilities includes actual interest expense on segment liabilities as well as funding charges for any funding provided from other segments.
(3)Income tax expense (benefit) for our Wholesale Banking operating segment included income tax credits related to low-income housing and renewable energy investments of $469 million, $465 million, $491 million, $478 million, and $422 million for the quarters ended September 30, June 30 and March 31, 2020, and December 31 and September 30, 2019, respectively.
(4)Includes the elimination of certain items that are included in more than one business segment, most of which represents products and services for Wealth and Investment Management customers served through Community Banking distribution channels.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING

	Quarter ended
(in millions)	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019
MSRs measured using the fair value method:
Fair value, beginning of quarter	$6,819	8,126	11,517	11,072	12,096
Servicing from securitizations or asset transfers (1)	351	462	461	654	538
Sales and other (2)	—	(1)	(31)	—	(4)
Net additions	351	461	430	654	534
Changes in fair value:
Due to changes in valuation inputs or assumptions:
Mortgage interest rates (3)	(294)	(600)	(3,022)	405	(718)
Servicing and foreclosure costs (4)	157	(349)	(73)	45	13
Discount rates	—	—	27	(34)	188
Prepayment estimates and other (5)	(80)	(182)	(189)	(54)	(445)
Net changes in valuation inputs or assumptions	(217)	(1,131)	(3,257)	362	(962)
Changes due to collection/realization of expected cash flows (6)	(598)	(637)	(564)	(571)	(596)
Total changes in fair value	(815)	(1,768)	(3,821)	(209)	(1,558)
Fair value, end of quarter	$6,355	6,819	8,126	11,517	11,072
(1)Includes impacts associated with exercising cleanup calls on securitizations and our right to repurchase delinquent loans from Government National Mortgage Association (GNMA) loan securitization pools. MSRs may increase upon repurchase due to servicing liabilities associated with these delinquent GNMA loans.
(2)Includes sales and transfers of MSRs, which can result in an increase in MSRs if related to portfolios with servicing liabilities.
(3)Includes prepayment speed changes as well as other valuation changes due to changes in mortgage interest rates.
(4)Includes costs to service and unreimbursed foreclosure costs.
(5)Represents other changes in inputs or assumptions, including prepayment speed estimation changes that are independent of mortgage interest rate changes.
(6)Represents the reduction in the MSR fair value for the cash flows expected to be collected during the period, net of income accreted due to the passage of time.

	Quarter ended
(in millions)	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019
Amortized MSRs:
Balance, beginning of quarter	$1,361	1,406	1,430	1,397	1,407
Purchases	6	7	8	35	25
Servicing from securitizations or asset transfers	32	48	34	69	33
Amortization (1)	(74)	(100)	(66)	(71)	(68)
Balance, end of quarter	$1,325	1,361	1,406	1,430	1,397
Fair value of amortized MSRs:
Beginning of quarter	$1,401	1,490	1,872	1,813	1,897
End of quarter	1,400	1,401	1,490	1,872	1,813
(1)Includes recorded impairment of $7 million and $30 million, and an associated valuation allowance of $37 million and $30 million, for the third and second quarters of 2020, respectively.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING (CONTINUED)

		Quarter ended
(in millions)		Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019
Servicing income, net:
Servicing fees (1)		$717	644	758	780	806
Amortization (2)		(74)	(100)	(66)	(71)	(68)
Changes due to collection/realization of expected cash flows (3)	(A)	(598)	(637)	(564)	(571)	(596)
Net servicing fees		45	(93)	128	138	142
Changes in fair value of MSRs due to valuation inputs or assumptions (4)	(B)	(217)	(1,131)	(3,257)	362	(962)
Net derivative gains (losses) from economic hedges of MSRs		513	535	3,400	(477)	678
Market-related valuation changes to MSRs, net of hedge results		296	(596)	143	(115)	(284)
Total servicing income (loss), net		$341	(689)	271	23	(142)
Total changes in fair value of MSRs carried at fair value	(A)+(B)	$(815)	(1,768)	(3,821)	(209)	(1,558)
(1)Includes contractually specified servicing fees, late charges and other ancillary revenues, net of unreimbursed direct servicing costs.
(2)Includes recorded impairment of $7 million and $30 million, and an associated valuation allowance of $37 million and $30 million, for the third and second quarters of 2020, respectively.
(3)Represents the reduction in the MSR fair value for the cash flows expected to be collected during the period, net of income accreted due to the passage of time.
(4)Refer to the changes in fair value MSRs table on the previous page for more detail.

(in billions)	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019
Managed servicing portfolio (1):
Residential mortgage servicing:
Serviced and subserviced for others	$920	992	1,041	1,065	1,086
Owned loans serviced	342	335	341	343	346
Total residential servicing	1,262	1,327	1,382	1,408	1,432
Commercial mortgage servicing:
Serviced and subserviced for others	579	578	573	575	560
Owned loans serviced	123	125	124	124	122
Total commercial servicing	702	703	697	699	682
Total managed servicing portfolio	$1,964	2,030	2,079	2,107	2,114
Total serviced for others, excluding subserviced for others	$1,488	1,558	1,602	1,629	1,634
Ratio of MSRs to related loans serviced for others	0.52%	0.52	0.60	0.79	0.76
Weighted-average note rate (mortgage loans serviced for others)	4.13	4.13	4.20	4.25	4.29
(1)The components of our managed servicing portfolio are presented at unpaid principal balance for loans serviced and subserviced for others and at book value for owned loans serviced.

Wells Fargo & Company and Subsidiaries
SELECTED FIVE QUARTER RESIDENTIAL MORTGAGE PRODUCTION DATA

		Quarter ended
		Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019
Net gains on mortgage loan origination/sales activities (in millions):
Residential	(A)	$1,039	866	360	503	461
Commercial		45	83	23	101	106
Residential pipeline and unsold/repurchased loan management (1)		165	57	(275)	156	41
Total		$1,249	1,006	108	760	608
Application data (in billions):
Wells Fargo first mortgage quarterly applications		$88	84	108	72	85
Refinances as a percentage of applications		56%	60	65	51	50
Wells Fargo first mortgage unclosed pipeline, at quarter end		$44	50	62	33	44
Residential real estate originations:
Purchases as a percentage of originations		49%	38	48	50	60
Refinances as a percentage of originations		51	62	52	50	40
Total		100%	100	100	100	100
Wells Fargo first mortgage loans (in billions):
Retail		$33	30	23	27	27
Correspondent		29	28	25	33	30
Other (2)		—	1	—	—	1
Total quarter-to-date		$62	59	48	60	58
Held-for-sale	(B)	$48	43	33	42	38
Held-for-investment		14	16	15	18	20
Total quarter-to-date		$62	59	48	60	58
Total year-to-date		$169	107	48	204	144
Production margin on residential held-for-sale mortgage originations	(A)/(B)	2.16%	2.04	1.08	1.21	1.21
(1)Predominantly includes the results of sales of modified GNMA loans, interest rate management activities and changes in the estimate of our liability for mortgage loan repurchase losses.
(2)Consists of home equity loans and lines.